--------------------------------------------------------------------------------


                     ____________________________________

                           STOCK PURCHASE AGREEMENT
                     ____________________________________

                            dated December 21, 2000

                                     among

                        LADBROKE RACING WYOMING, INC.,

                          LADBROKE RACING CORPORATION

                                      and

                           MAGNA ENTERTAINMENT CORP.


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                 Page
                                                       ARTICLE I DEFINITIONS

SECTION 1.01. Certain Defined Terms............................................................................     1
              ---------------------

                                                   ARTICLE II PURCHASE AND SALE

SECTION 2.01. Purchase and Sale................................................................................     7
              -----------------
SECTION 2.02. Purchase Price...................................................................................     8
              --------------
SECTION 2.03. Closing..........................................................................................     8
              -------
SECTION 2.04. Purchase Price Adjustment........................................................................     8
              -------------------------

                                       ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS

SECTION 3.01. Incorporation and Authority of Sellers and Guarantor.............................................    10
              ----------------------------------------------------
SECTION 3.02. Organization, Authority and Qualification of the Companies.......................................    11
              ----------------------------------------------------------
SECTION 3.03. Capital Stock of the Companies; Ownership of the Shares..........................................    11
              -------------------------------------------------------
SECTION 3.04. Subsidiaries.....................................................................................    12
              ------------
SECTION 3.05. No Conflict......................................................................................    13
              -----------
SECTION 3.06. Consents and Approvals...........................................................................    13
              ----------------------
SECTION 3.07. Financial Information, Books and Records.........................................................    13
              ----------------------------------------
SECTION 3.08. No Undisclosed Liabilities.......................................................................    14
              --------------------------
SECTION 3.09. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions................    14
              ---------------------------------------------------------------------------------
SECTION 3.10. Litigation.......................................................................................    15
              ----------
SECTION 3.11. Compliance with Applicable Laws..................................................................    16
              -------------------------------
SECTION 3.12. Environmental Matters............................................................................    16
              ---------------------
SECTION 3.13. Title to Assets; Real Property...................................................................    17
              ------------------------------
SECTION 3.14. Intellectual Property Rights.....................................................................    18
              ----------------------------
SECTION 3.15. Insurance........................................................................................    18
              ---------
SECTION 3.16. Employee Benefit Matters.........................................................................    19
              ------------------------
SECTION 3.17. Labor Matters....................................................................................    22
              -------------
SECTION 3.18. Taxes............................................................................................    22
              -----
SECTION 3.19. Material Contracts...............................................................................    23
              ------------------
SECTION 3.20. Brokers..........................................................................................    25
              -------
SECTION 3.21. Investment Intent................................................................................    25
              -----------------

                                      ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER

SECTION 4.01. Incorporation and Authority of Purchaser.........................................................    25
              ----------------------------------------
SECTION 4.02. No Conflict......................................................................................    25
              -----------
SECTION 4.03. Consents and Approvals...........................................................................    26
              ----------------------
SECTION 4.04. Capital Stock of Purchaser; Ownership of Purchaser Shares........................................    26
              ---------------------------------------------------------

SECTION 4.05. Purchaser Subsidiaries..........................................................................     27
              ----------------------
SECTION 4.06. SEC Filings; Financial Statements...............................................................     27
              ---------------------------------
SECTION 4.07. Absence of Certain Changes or Events............................................................     28
              ------------------------------------
SECTION 4.08. Litigation......................................................................................     28
              ----------
SECTION 4.09. No Undisclosed Liabilities......................................................................     29
              --------------------------
SECTION 4.10. Compliance with Applicable Laws.................................................................     29
              -------------------------------
SECTION 4.11. Taxes...........................................................................................     29
              -----
SECTION 4.12. Investment Purpose..............................................................................     29
              ------------------
SECTION 4.13. Financing.......................................................................................     30
              ---------
SECTION 4.14. Brokers.........................................................................................     30
              -------

                                       ARTICLE V ADDITIONAL AGREEMENTS

SECTION 5.01. Conduct of Business Prior to the Closing........................................................     30
              ----------------------------------------
SECTION 5.02. Access to Information...........................................................................     31
              ---------------------
SECTION 5.03. Books and Records...............................................................................     31
              -----------------
SECTION 5.04. Governmental Approvals and Consents.............................................................     32
              -----------------------------------
SECTION 5.05. Confidentiality.................................................................................     32
              ---------------
SECTION 5.06. Use of Ladbroke Name............................................................................     33
              --------------------
SECTION 5.07. Investigation...................................................................................     34
              -------------
SECTION 5.08. Computer Systems................................................................................     34
              ----------------
SECTION 5.09. Non-Competition.................................................................................     35
              ---------------
SECTION 5.10. No Solicitation of Employees....................................................................     36
              ----------------------------
SECTION 5.11. Notification....................................................................................     36
              ------------
SECTION 5.12. No Negotiation..................................................................................     36
              --------------
SECTION 5.13. Securities Filings..............................................................................     36
              ------------------
SECTION 5.14. Further Action..................................................................................     36
              --------------
SECTION 5.15. Transfer Restrictions...........................................................................     37
              ---------------------

                                         ARTICLE VI EMPLOYEE MATTERS

SECTION 6.01. Payroll Obligations, Employee Agreements and WARN Act...........................................     37
              -----------------------------------------------------
SECTION 6.02. Benefit Plans and Transferred Employee Related Obligations......................................     37
              ----------------------------------------------------------
SECTION 6.03. Purchaser's Plans...............................................................................     38
              -----------------
SECTION 6.04. Bonus and Severance Obligations; Accrued Vacation Pay...........................................     39
              -----------------------------------------------------
SECTION 6.05. Mutual Cooperation..............................................................................     39
              ------------------
SECTION 6.06. Employee Benefits Indemnity.....................................................................     39
              ---------------------------
SECTION 6.07. Third-Party Claims..............................................................................     39
              ------------------
SECTION 6.08. Defined Contribution Plan.......................................................................     40
              -------------------------
SECTION 6.09. Survival........................................................................................     40
              --------

                                           ARTICLE VII TAX MATTERS

SECTION 7.01. Indemnity.......................................................................................     40
              ---------
SECTION 7.02. Returns and Payments............................................................................     41
              --------------------
SECTION 7.03. Refunds.........................................................................................     42
              -------

SECTION 7.04.  Contests.......................................................................................     42
               --------
SECTION 7.05.  Time of Payment................................................................................     43
               ---------------
SECTION 7.06.  Cooperation and Exchange of Information........................................................     43
               ---------------------------------------
SECTION 7.07.  Conveyance Taxes...............................................................................     44
               ----------------
SECTION 7.08.  Section 338(h)(10) Election....................................................................     44
               ---------------------------
SECTION 7.09.  Miscellaneous..................................................................................     45
               -------------

                                     ARTICLE VIII CONDITIONS TO CLOSING

SECTION 8.01.  Conditions to Obligations of All Parties.......................................................     46
               ----------------------------------------
SECTION 8.02.  Conditions to Obligations of Sellers...........................................................     46
               ------------------------------------
SECTION 8.03.  Conditions to Obligations of Purchaser.........................................................     47
               --------------------------------------

                                         ARTICLE IX INDEMNIFICATION

SECTION 9.01.  Survival.......................................................................................     49
               --------
SECTION 9.02.  Indemnification by Purchaser...................................................................     49
               ----------------------------
SECTION 9.03.  Indemnification by Sellers.....................................................................     50
               --------------------------
SECTION 9.04.  Indemnification Procedures, Etc................................................................     51
               -------------------------------


                                 ARTICLE X TERMINATION, AMENDMENT AND WAIVER

SECTION 10.01. Termination....................................................................................     53
               -----------
SECTION 10.02. Effect of Termination..........................................................................     54
               ---------------------
SECTION 10.03. Waiver.........................................................................................     54
               ------


                                        ARTICLE XI GENERAL PROVISIONS

SECTION 11.01. Expenses.......................................................................................     55
               --------
SECTION 11.02. Notices........................................................................................     55
               -------
SECTION 11.03. Public Announcements...........................................................................     56
               --------------------
SECTION 11.04. Headings.......................................................................................     57
               --------
SECTION 11.05. Severability...................................................................................     57
               ------------
SECTION 11.06. Entire Agreement...............................................................................     57
               ----------------
SECTION 11.07. Assignment.....................................................................................     57
               ----------
SECTION 11.08. No Third-Party Beneficiaries...................................................................     57
               ----------------------------
SECTION 11.09. Amendment......................................................................................     57
               ---------
SECTION 11.10. Governing Law; Jurisdiction; Service of Process................................................     57
               -----------------------------------------------
SECTION 11.11. WAIVER OF JURY TRIAL...........................................................................     58
               --------------------
SECTION 11.12. Counterparts...................................................................................     58
               ------------
SECTION 11.13. Specific Performance...........................................................................     58
               --------------------

EXHIBITS

     Exhibit 2.02               Allocation of Purchase Price
     Exhibit 2.02(c)            Form of Purchaser Note
     Exhibit 2.04(b)            Accounting Procedures
     Exhibit 5.06(a)            Form of Trademark and Domain Name Assignment
     Exhibit 8.01(d)            Third Party Consents
     Exhibit 8.02(e)            Form of Registration Rights Agreement
     Exhibit 8.02(f)            Form of Opinion of Purchaser's Counsel
     Exhibit 8.03(g)            Form of Opinion of Sellers' Counsel
     Exhibit 8.03(i) Form of Landlord Notification, Consent and Estoppel Certificates

     STOCK PURCHASE AGREEMENT, dated December 21, 2000 (this "Agreement"), among
                                                              ---------
LADBROKE RACING WYOMING, INC., a Wyoming corporation ("Ladbroke Wyoming"),
                                                       ----------------
LADBROKE RACING CORPORATION, a Delaware corporation ("LRC", and, together with
                                                      ---
Ladbroke Wyoming, "Sellers"), and MAGNA ENTERTAINMENT CORP., a Delaware
                   -------
corporation ("Purchaser").
              ---------

     WHEREAS, (a) Ladbroke Wyoming owns all the issued and outstanding shares of common stock, par value $1.00 per share, of Ladbroke Racing Pennsylvania, a Pennsylvania corporation ("LRP"), and (b) LRC owns all of the issued and
                           ---
outstanding common stock, par value $.01, of Sports Broadcasting, Inc., a Delaware corporation ("SBI"), (LRP and SBI being collectively referred to herein
                       ---
as the "Companies", and each individually as a "Company", and the issued and
        ---------                               -------
outstanding shares of common stock of the Companies being referred to herein collectively as the "Shares"); and
                     ------

     WHEREAS, Sellers wish to sell to Purchaser, and Purchaser wishes to purchase from Sellers, the Shares, upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, Sellers and Purchaser hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Certain Defined Terms. (a) As used in this Agreement, the
     ------------- ---------------------
following terms shall have the following meanings:

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or
      ------
investigation by or before any Governmental Authority.

     "Affiliate" of a specified Person means a Person that, directly or
      ---------
indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

     "Business Day" means any day that is not a Saturday, a Sunday or other day
      ------------
on which banks are required or authorized by law to be closed in the City of Toronto or The City of New York or The City of London.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Company Disclosure Schedule" means the Disclosure Schedule dated as of the
      ---------------------------
date hereof delivered to Purchaser by Sellers.

     "Company Plans" means all Plans as to which any Company or Subsidiary is or
      -------------
was the "administrator" or "plan sponsor" as those terms are 1 defined in
Section 3 of ERISA, without regard to whether or not such Plan is an ERISA plan, at any time within the last three years.

     "control" (including the terms "controlled by" and "under common control
      -------                        -------------       --------------------
with") means the possession, directly or indirectly or as a trustee or executor
----
(in each case, acting in a fiduciary capacity), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, as trustee or executor (in each case, acting in a fiduciary capacity), by contract or credit arrangement or otherwise.

     "EBITDA" means, for any period, net income during such period plus, without
      ------
duplication and to the extent deducted in determining such net income, interest expense, income tax expense and depreciation and amortization expense for such period, determined in conformity with GAAP.

     "Employee" means those Persons employed by the Companies and Subsidiaries
      --------
immediately prior to the Closing, including those employees on any authorized leave of absence, including, without limitation, vacation, disability (work-related or otherwise) or sick leave, whether or not such employees return to active employment with any Company or Subsidiary, and those employees of LRC who are listed on Section 6.01 of the Company Disclosure Schedule.

     "Encumbrance" means a pledge, lien, security interest, mortgage, charge,
      -----------
adverse claim of ownership or use, option, right of way, right of first refusal or other encumbrance of any kind.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Exchange Act" means the Securities Exchange Act of 1934 and any successor
      ------------
law and regulations issued pursuant thereto.

     "GAAP" means United States generally accepted accounting principles in
      ----
effect from time to time applied consistently throughout the period involved.

     "Governmental Authority" means any government, any governmental entity,
      ----------------------
department, commission, board, agency or instrumentality, and any court, tribunal, or judicial or arbitral body, whether federal, state, local or foreign.

     "Governmental Order" means any order, writ, judgment, injunction, decree,
      ------------------
stipulation, determination or award entered by or with any Governmental
Authority.

     "Guarantor" means Ladbroke Hotels U.S.A. Corporation, a Delaware
      ---------
corporation.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended, and the rules and regulations there under.

     "Intellectual Property Rights" means all (a) patent and patent
      ----------------------------
applications, (b) trademarks, service marks, logos, trade dress, trade names and corporate names and registrations and applications for registration thereof, (c) copyrights, whether registered or unregistered, and registrations and applications for registration thereof and (d) trade secrets, formulas, inventions, invention disclosures, computer software and other proprietary business and intellectual property rights that are employed in the conduct of the business of the Companies and the Subsidiaries as it is now being conducted, but excluding the Ladbroke Name.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as
      ---------------------
amended.

     "IRS" means the Internal Revenue Service of the United States.
      ---

     "knowledge of Sellers" or "Sellers' knowledge" means the actual knowledge
      --------------------      ------------------
of Phil Turner, David Wiegmann, Robert Vogel, and Michael Jeannot.

     "knowledge of Purchaser" or "Purchaser's Knowledge" means the actual
      ----------------------      ---------------------
knowledge of James Nicol, Mark B. Feldman, Graham J. Orr, Dilip Sinha and Scott
J. Daruty.

     "Law" or "Laws" means any statute, law, ordinance, regulation, rule, code,
      ---      ----
order, other requirement or rule of law of any country or any state, province, locality, region or area therein, or any other jurisdiction.

     "Liabilities" means any and all debts, liabilities and obligations, whether
      -----------
accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any law (excluding any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment, guarantee or undertaking.

     "Losses" of a Person means any and all claims, actions or causes of action,
      ------
assessments, losses, damages, deficiencies, liabilities, costs, awards, judgments and expenses (including reasonable legal and expert fees and expenses, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing) actually suffered or incurred by such Person.

     "Material Adverse Effect" means any circumstance, change in, or effect on
      -----------------------
any Company or Subsidiary that is or would reasonably be expected to be materially adverse to the results of operations or the financial condition of the Companies and the Subsidiaries, taken as a whole; provided, however, that "Material Adverse Effect" shall not include any circumstance, change in or effect on any Company or any Subsidiary directly or indirectly arising out of or attributable to (a) changes or effects that generally affect the industries in which the Companies and their respective Subsidiaries operate other than changes in legal or regulatory conditions relating to account, internet and/or telephone wagering that would or would be reasonably expected to reduce the consolidated EBITDA of the Companies and the Subsidiaries by 10% or more, (b) changes in economic, legal, regulatory or political conditions affecting the Companies and their Subsidiaries and the industries in which they operate other than changes in legal or regulatory conditions relating to account, internet and/or telephone wagering that would or would be reasonably expected to reduce the consolidated EBITDA of the Companies and the Subsidiaries by 10% or more, (c) any actions taken or omitted to be taken by Sellers or the Companies or any Subsidiary pursuant to the terms of this Agreement, including, without limitation, refraining from extending or amending any contract set forth on Section 5.01(a)(i) of the Company Disclosure Schedule due to lack of approval of Purchaser (as set forth in Section 5.01 herein), or any actions taken by Purchaser or (d) any effects resulting solely from the announcement of the transactions contemplated by this Agreement.

     "Net Working Capital" means, for purposes of Section 2.04, total current
      -------------------
assets minus total current liabilities (which shall include, without limitation, any accrued and unpaid Employee bonuses relating to performance and employment during the fiscal year ended December 31, 2000, other than the bonuses and all other obligations under the agreements set forth under Section 3.16(a)(iii) of the Company Disclosure Schedule).

     "Person" means an individual, corporation, partnership, joint venture,
      ------
person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), trust, association or another entity.

     "Purchaser Disclosure Schedule" means the Disclosure Schedule dated as of
      -----------------------------
the date hereof delivered to Sellers by Purchaser.

     "Purchaser Material Adverse Effect" means any circumstance, change in, or effect on Purchaser that is or would reasonably be expected to be materially adverse to the results of operations or the financial condition of Purchaser, taken as a whole; provided, however, that "Purchaser Material Adverse Effect" shall not include any circumstance, change in or effect on Purchaser directly or indirectly arising out of or attributable to (a) changes or effects that generally affect the industries in which Purchaser operates other than changes in legal or regulatory conditions relating to account, internet and/or telephone wagering that would or would be reasonably expected to reduce the consolidated EBITDA of Purchaser by 10% or more, (b) changes in economic, legal, regulatory or political conditions affecting Purchaser and the industries in which Purchaser operates other than changes in legal or regulatory conditions relating to account, internet and/or telephone wagering that would or would be reasonably expected to reduce the consolidated EBITDA of Purchaser by 10% or more, (c) any actions taken or omitted to be taken by Purchaser pursuant to the terms of this Agreement or any actions taken by Sellers or (d) any effects resulting solely from the announcement of the transactions contemplated by this Agreement.

     "Purchaser Shares" means that number of shares of Class A Subordinate
      ----------------
Voting Stock of Purchaser having an aggregate value equal to $13,250,000, based on the average of the closing price for such shares on the Nasdaq National Market over the 20-trading day period ending on the date immediately preceding the Closing Date.

     "Purchaser Subsidiary" or "Purchaser Subsidiaries" means any and all
      --------------------      ----------------------
corporations, partnerships, joint ventures and other entities controlled by Purchaser, directly or indirectly through one or more intermediaries.

     "Purchaser's Accountants" means Ernst & Young LLP, Los Angeles office.
      -----------------------

     "Real Property" means the real property owned or leased by any Company or
      -------------
any Subsidiary, together with all buildings, structures and facilities located thereon.

     "Reference Balance Sheet Date" means December 31, 1999.
      ----------------------------

     "Reference Balance Sheets" means (a) with respect to LRP and its Subsidiaries, the audited consolidated balance sheet of LRP and its Subsidiaries dated as of December 31, 1999, and (b) with respect to SBI, the unaudited balance sheet dated as of September 30, 2000, copies of each of which are set forth in Section 3.07 of the Company Disclosure Schedule, in each case including the notes and schedules thereto.

     "Registration Rights Agreement" means the registration rights agreement
      -----------------------------
between Ladbroke Wyoming and Purchaser substantially in the form attached hereto as Exhibit 8.02(e).

     "Subsidiary" or "Subsidiaries" means any and all corporations,
      ----------      ------------
partnerships, joint ventures and other entities controlled by any Company, directly or indirectly through one or more intermediaries.

     "Tax" or "Taxes" means any and all U.S. federal, state, local or foreign
      ---      -----
taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority or amount owning to any party relating to Taxes arising under any Tax law or agreement (including any joint venture or partnership agreement), including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges.

          "Tax Return" means any return, declaration, report, claim for refund,
           ----------
     form of other information or return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

          "Transition Services Agreement" means a transition services agreement
           -----------------------------
     between Sellers and Purchaser in a form to be agreed upon between Purchaser and Sellers.

          "UK GAAP" means United Kingdom generally accepted accounting
           -------
     principles in effect from time to time applied consistently throughout the period involved.

          (b) Each of the following terms is defined in the section set forth opposite such terms below:

Term                                             Section
----                                             -------

Accounting Procedures                            2.04(b)
Acquired Competing Business                      5.09(a)
Agreement                                        Preamble
Allocation                                       7.08(b)
Assets                                           3.13(a)
Benefit Plans                                    3.16(a)
Breaching Party                                  5.11
CERCLA                                           3.12(c)
Claim Notice                                     9.04(a)
Closing                                          2.03(a)
Closing Date                                     2.03(a)
Closing Date Net Working Capital                 2.04(b)
Closing Date Net Working Capital Statement       2.04(b)
COBRA                                            6.02(c)
Company; Companies                               Recitals
Company Plans                                    3.16(a)
Compete                                          5.09(a)
Confidentiality Agreement                        5.05(a)
Contest                                          7.04(b)
Election                                         7.08(a)
Employee Agreements                              3.16(a)
Environmental Laws                               3.12(c)
Environmental Permits                            3.12(c)
Existing Stock                                   5.06(b)
Financial Statements                             3.07(a)(ii)
Guaranteed Obligations                           9.04(e)(ii)
Hazardous Materials                              3.12(c)
Indemnified Party                                9.04(a)
Indemnifying Party                               9.04(a)
Independent Accounting Firm                      2.04(d)(ii)

Term                                             Section
----                                             -------

Ladbroke Name                                    5.06(a)
lease                                            3.19(a)
LRP                                              Recitals
LRP Common Stock                                 3.03(a)
LRP Financial Statements                         3.07(a)(i)
LRP Interim Financial Statements                 3.07(a)(i)
Material Contracts                               3.19(a)
Multiemployer Plans                              3.16(a)
Non-Competition Period                           5.09(a)
Permitted Exceptions                             3.13(a)
Purchase Price                                   2.02
Purchaser                                        Preamble
Purchaser Class B Stock                          4.04(a)
Purchaser Common Stock                           4.04(a)
Purchaser Note                                   2.02
Purchaser SEC Reports                            4.06(a)
Purchaser's Savings Plan                         6.08(b)
Qualified Plans                                  3.16(h)
RCRA                                             3.12(c)
SBI                                              Recitals
SBI Common Stock                                 3.03(a)
SBI Financial Statements                         3.07(a)(ii)
SEC                                              4.06(a)
Securities Act                                   4.06(a)
Sellers                                          Preamble
Sellers' Accountants                             2.04(b)
Seller's Excess Tax Cost                         7.08
Sellers' Savings Plan                            6.08(a)
Shares                                           Recitals
Terminating Purchaser's Breach                   10.01(d)
Terminating Sellers' Breach                      10.01(c)
Territory                                        5.09(a)
Transfer                                         5.15
WARN Act                                         6.01(c)
Workers' Compensation Claim                      6.02(b)


                                  ARTICLE II

                               PURCHASE AND SALE

          SECTION 2.01. Purchase and Sale. Upon the terms and subject to the
                        -----------------
conditions set forth in this Agreement, Sellers agree to sell to Purchaser, and Purchaser agrees to purchase from Sellers, on the Closing Date, the Shares.

          SECTION 2.02. Purchase Price. The aggregate purchase price (the
          ------------- --------------
"Purchase Price") for the Shares shall be (a) $26,500,000 in cash, (b) Purchaser
 --------------
Shares and (c) a $13,250,000 principal amount promissory note of Purchaser bearing interest at a rate of 6.00% per annum, with the principal amount maturing at a rate of $6,625,000 on the first anniversary of the Closing Date and $6,625,000 on the second anniversary date of the Closing Date, such promissory note to be substantially in the form of Exhibit 2.02(c) (the "Purchaser Note"), subject to adjustment in accordance with Section 2.04.
 --------------
The Purchase Price shall be payable as provided in Section 2.03(c). The Purchase Price shall be allocated between the non-competition provision in Section 5.09 hereof and LRP and SBI, as set forth in Exhibit 2.02. The parties agree that such allocation shall be binding and the parties shall not take a position that is inconsistent with such allocation in any matter.

          SECTION 2.03. Closing. (a) Subject to the terms and conditions of this
          ------------- -------
Agreement, the sale and purchase of the Shares contemplated hereby shall take place at a closing (the "Closing") to be held at 10:00 a.m., New York City time, on the third Business Day following the later to occur of (i) the expiration or termination of the applicable waiting periods under the HSR Act and (ii) the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VIII. The Closing will occur at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, or at such other time or on such other date or at such other place as Sellers and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").
 ------------

          (b) At the Closing, Sellers shall deliver or cause to be delivered to Purchaser stock certificates evidencing the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer and with all required stock transfer tax stamps affixed.

          (c) At the Closing, against delivery of the stock certificates evidencing the Shares, Purchaser shall (i) deliver to Sellers the cash portion of the Purchase Price, by wire transfer in immediately available funds, to an account or accounts designated at least two Business Days prior to the Closing Date by Sellers in a written notice to Purchaser, (ii) deliver or cause to be delivered to Sellers stock certificates evidencing Purchaser Shares and (iii) deliver to Sellers the Purchaser Note.

          SECTION 2.04. Purchase Price Adjustment. (a) The cash portion of the
                        -------------------------
Purchase Price shall be subject to adjustment after the Closing Date as specified in this Section 2.04.

          (b) As soon as practicable (but in no event later than 60 calendar days following the Closing Date), Sellers shall prepare and deliver to Purchaser a statement (the "Closing Date Net Working Capital Statement") setting forth the
                  ------------------------------------------
Net Working Capital of the Companies as of the Closing Date (the "Closing Date
                                                                  ------------
Net Working Capital"), which will be determined in accordance with the
-------------------
procedures set forth in Exhibit 2.04(b), which shall include the elimination of all intercompany accounts and shall be in accordance with GAAP (the "Accounting
                                                                     ----------
Procedures"). The Closing Date Net Working Capital Statement shall be prepared
----------
based on the Companies' books and records as of the Closing Date and shall be verified by, reviewed by, and shall be accompanied by the statement thereon of, Ernst & Young L.L.P., accountants of Sellers ("Sellers' Accountants"), stating that the Closing Date
                         --------------------
Net Working Capital has been determined in accordance with the Accounting Procedures. During the preparation of the Closing Date Net Working Capital Statement by Sellers and the period of any dispute provided for in Section 2.04(d), Purchaser shall provide Sellers and Sellers' Accountants reasonable access to the books, records, facilities and employees of the Companies and the Subsidiaries during normal business hours, and Purchaser shall cooperate with Sellers' Accountants, in each case to the extent reasonably required by Sellers and Sellers' Accountants in order to prepare the Closing Date Net Working Capital Statement.

          (c) Subject to the limitations set forth in Section 2.04(d), if Sellers have not received a notice of dispute from Purchaser in accordance with
Section 2.04(d) within 35 Business Days after the date of receipt by Purchaser of the Closing Date Net Working Capital Statement:

          (i) If the amount of the Closing Date Net Working Capital shown on the Closing Date Net Working Capital Statement is less than $0.00, then the Purchase Price shall be adjusted in an amount equal to such deficiency, Purchaser shall deliver written notice to Sellers specifying the amount of such downward adjustment of the Purchase Price, and Sellers shall, within three Business Days of its receipt of such notice, pay such amount to Purchaser by wire transfer in immediately available funds; and

          (ii) If the amount of the Closing Date Net Working Capital shown on the Closing Date Net Working Capital Statement is greater than $0.00, Purchaser shall pay to Sellers, within three Business Days of a notice to such effect from Sellers as an adjustment to the Purchase Price, an amount equal to such excess.

All payments to be made under this subsection (c) shall be made by wire transfer of immediately available funds to an account designated by the receiving party.

          (d)  (i)  If not disputed by Purchaser in accordance with this
Section 2.04(d), the Closing Date Net Working Capital Statement delivered by Sellers to Purchaser shall be final, binding and conclusive on the parties hereto. Purchaser may dispute any amounts reflected on the Closing Date Net Working Capital Statement to the extent that the net effect of such disputed amounts in the aggregate would be to change the Closing Date Net Working Capital by more than $30,000; provided, however, that Purchaser shall notify Sellers and
                      --------  -------
Sellers' Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in detail, the basis for such dispute, within 30 Business Days of Purchaser's receipt of the Closing Date Net Working Capital Statement. In the event of such a dispute, each of Sellers, Sellers' Accountants, Purchaser and Purchaser's Accountants shall negotiate in good faith to reconcile their differences.

          (ii) If Purchaser and Sellers are unable to reach a resolution within five Business Days, leaving in dispute amounts the net effect of which in the aggregate would change the Closing Date Net Working Capital by at least $30,000, Purchaser and Sellers shall submit the items remaining in dispute that Purchaser shall be entitled to dispute by the terms of this Section 2.04(d) for resolution to such independent accounting firm as may be mutually acceptable to Sellers and Purchaser (the "Independent Accounting Firm"), which shall, within 30
                ---------------------------

Business Days of such submission, determine and report to Sellers and Purchaser upon such remaining disputed items, and such report shall have the legal effect of an arbitral award and shall be final, binding and conclusive on Sellers and Purchaser. The fees and disbursements of the Independent Accounting Firm shall be allocated between Sellers and Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

          (iii) No adjustment to any amount payable by Sellers or Purchaser pursuant to Section 2.04(c) shall be made with respect to amounts disputed by Purchaser pursuant to this Section 2.04(d), unless the net effect of the amounts successfully disputed by Purchaser in the aggregate is to change the Closing Date Net Working Capital by at least $30,000.

          (iv) Any amount that is payable under Section 2.04(c), including, without limitation, any portion thereof that is subject to dispute under this
Section 2.04(d) shall be paid by Sellers or Purchaser, as the case may be, by wire transfer of immediately available funds, to an account designated by the receiving party, within five Business Days following the resolution of such dispute and in an amount in accordance with such resolution.

          (e) In acting under this Agreement, Sellers' Accountants, Purchaser's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

          (f) Any payment required to be made by Sellers or Purchaser pursuant to Section 2.04(c) shall bear interest from the Closing Date through the date of payment on the basis of the average of the daily rate of interest publicly announced by Citibank N.A. in New York, New York from time to time as its base rate from the Closing Date to the date of such payment.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

          Sellers represent and warrant to Purchaser as follows:

          SECTION 3.01. Incorporation and Authority of Sellers and Guarantor.
          ------------- ----------------------------------------------------
Each of Sellers and Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each of Sellers and Guarantor is duly qualified as a foreign corporation to do business in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so qualified that would not have a Material Adverse Effect. Each of Sellers and Guarantor has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Sellers and Guarantor, the performance by each of Sellers and Guarantor of its obligations hereunder and the consummation by each of Sellers and Guarantor of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each of Sellers and Guarantor. This Agreement has been duly executed and delivered by each of Sellers and Guarantor, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes a legal, valid and binding obligation of each of Sellers and Guarantor enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 3.02.  Organization, Authority and Qualification of the
          -------------  ------------------------------------------------
Companies.  Each Company is a corporation duly organized, validly existing
---------
and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.02 of the Company Disclosure Schedule sets forth each jurisdiction in which each Company is licensed or qualified to do business, and each Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except as set forth on Section 3.02 of the Company Disclosure Schedule and except for such failures which would not have a Material Adverse Effect. All corporate actions taken by each Company have been duly authorized, and none of the Companies has taken any action that in any material respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation (or Articles of Incorporation) or By-laws. True and correct copies of the Certificate of Incorporation and By-laws (or similar organizational documents) of each Company, each as in effect on the date hereof, have been delivered by Sellers to Purchaser.

          SECTION 3.03.  Capital Stock of the Companies; Ownership of the
          ------------------------------------------------------
Shares.  (a)   The authorized capital stock of LRP consists of 1000 shares of common stock, par value $1.00 per share ("LRP Common Stock"), and the authorized
                                          ----------------
capital of SBI consists of 100 shares of common stock, par value $.01 per share ("SBI Common Stock"). As of the date hereof, 100 shares of LRP Common Stock and
  ----------------
100 shares of SBI Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the Shares was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of any Company or obligating Sellers or any Company to issue or sell any shares of capital stock of, or any other interest in, any Company. Except as set forth in Section 3.03 of the Company Disclosure Schedule, there are no outstanding contractual obligations of any Company to repurchase, redeem or otherwise acquire any shares of its common stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Shares constitute all the issued and outstanding capital stock of the Companies and are owned of record and beneficially solely by Sellers free and clear of all Encumbrances.

          (b) Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of Purchaser in the respective stock records of the Companies, Purchaser, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own all the issued and outstanding capital stock of each

Company free and clear of all Encumbrances, and the Shares will be fully paid and nonassessable. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

          SECTION 3.04.  Subsidiaries.  (a)   Section 3.04(a) of the Company
          -------------  ------------
Disclosure Schedule sets forth a true and complete list of all Subsidiaries, listing for each Subsidiary its name, type of entity, the jurisdiction and date of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests.

          (b) Except as set forth on Section 3.04(b) of the Company Disclosure Schedule, other than the Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which any Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Except as set forth on Section 3.04(b) of the Company Disclosure Schedule, other than the Subsidiaries, none of the Companies is a member of (nor is any part of the Business conducted through) any partnership. Except as set forth in Section 3.04(b) of the Company Disclosure Schedule, none of the Companies is a participant in any joint venture or similar arrangement.

          (c) Each Subsidiary that is a corporation: (i) is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except as set forth in Section 3.04(c) of the Company Disclosure Schedule and except for such failures which would not have a Material Adverse Effect. Each Subsidiary that is not a corporation: (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except as set forth in Section 3.04(c) of the Company Disclosure Schedule and except for such failures which would not have a Material Adverse Effect.
Section 3.04(c) of the Company Disclosure Schedule sets forth each jurisdiction in which each Subsidiary is licensed or qualified to do business.

          SECTION 3.05.  No Conflict.  Assuming that all consents, approvals,
          -------------  -----------
authorizations and other actions described in Section 3.06 have been obtained and all filings and notifications listed in Section 3.06 of the Company Disclosure Schedule have been made, the execution, delivery and performance of this Agreement by Sellers and Guarantor do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws (or similar organizational documents) of Sellers, Guarantor, the Companies or any Subsidiary, (b) conflict in any material respect with or violate in any material respect any Law or Governmental Order applicable to Sellers, Guarantor, the Companies or any Subsidiary, or (c) except as set forth in Section 3.05(c) of the Company Disclosure Schedule, conflict with, result in any material breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of Sellers, the Companies or any Subsidiary pursuant to, any Material Contract.

          SECTION 3.06.  Consents and Approvals.  The execution and delivery of
          ------------   ----------------------
this Agreement by Sellers do not, and the performance of this Agreement by Sellers and Guarantor will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) the notification requirements of the HSR Act, (b) as described in
Section 3.06 of the Company Disclosure Schedule, and (c) as may be necessary as a result of any facts or circumstances relating solely to Purchaser.

          SECTION 3.07.  Financial Information, Books and Records.  (a)  True
          ------------   ----------------------------------------
and complete copies of:

          (i) (A) the audited balance sheet of LRP and its Subsidiaries for each of the three fiscal years ended as of December 31, 1999, 1998 and 1997 and the related audited statements of income and cash flows of LRP and its Subsidiaries, together with all related notes and schedules thereto, accompanied by the reports thereon of Sellers' Accountants (the "LRP
                                                                      ---
     Financial Statements") and (B) the unaudited balance sheet of LRP and its
     --------------------
     Subsidiaries as of September 30, 2000 and the related unaudited statements of LRP and its Subsidiaries, together with all related notes and schedules thereto (the "LRP Interim Financial Statements"); and
                   --------------------------------

          (ii) the unaudited balance sheet of SBI as of September 30, 2000, together with all related notes and schedules thereto (the "SBI Financial
                                                                 -------------
     Statements"; and together with the LRP Financial Statements, collectively
     ----------
     referred to herein as the "Financial Statements")
                                --------------------

have been delivered by Sellers to Purchaser.

          The Financial Statements, the LRP Interim Financial Statements and the Reference Balance Sheets (i) were prepared in accordance with the books of account and other financial records of the Companies, (ii) present fairly the financial condition and results of operations of the Companies and the Subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with GAAP, in the case of (a)(i)(A) and
(a)(ii), above, or UK GAAP, in the case of (a)(i)(B), above, applied on a basis consistent with the past practices of Sellers and the Companies and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Companies and the Subsidiaries and the results of the operations of the Companies and the Subsidiaries as of the dates thereof or for the periods covered thereby.

          (b) The books of account and other financial records of the Companies and the Subsidiaries: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP in the case of (a)(i)(A) and (a)(ii), above, or UK GAAP, in the case of
(a)(i)(B), above, applied on a basis consistent with the past practices of the Companies and the Subsidiaries, respectively and (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies.

          (c) As disclosed in Note 4 to the LRP Financial Statements,the line item "Operating Expenses" in the consolidated statements of operations of LRP and its Subsidiaries for the fiscal years ended December 31, 1999 and December 31, 1998 include $2,684,494 and $1,978,584 of expenses, respectively, that were corporate overhead expenses allocated to LRP and its Subsidiaries by Sellers or their Affiliates.

          SECTION 3.08.  No Undisclosed Liabilities.  To the knowledge of
          ------------   --------------------------
Sellers, except as set forth in Section 3.08 of the Company Disclosure Schedule, there are no Liabilities of any Company or any Subsidiary, other than Liabilities (a) reflected or reserved against on the Reference Balance Sheet,
(b) incurred since the date of the Reference Balance Sheet in the ordinary course of the business, consistent with the past practice, of the Companies and the Subsidiaries and (c) relating to Intellectual Property Rights, employee benefit matters, labor matters and Taxes which are not required to be disclosed pursuant to Sections 3.14, 3.16, 3.17 and 3.18, respectively.

          SECTION 3.09.  Conduct in the Ordinary Course; Absence of Certain
          ------------   --------------------------------------------------
Changes, Events and Conditions.  Since the Reference Balance Sheet Date, except
------------------------------
as disclosed in Section 3.09 of the Company Disclosure Schedule, the business of the Companies and the Subsidiaries has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 3.09 of the Company Disclosure Schedule and except as would not have a Material Adverse Effect, since the Reference Balance Sheet Date until the date hereof, neither the Companies nor any Subsidiary has:

          (a) changed any Company's or Subsidiary's authorized or issued capital stock; granted any stock option or right to purchase shares of capital stock of any Company or Subsidiary; issued any security convertible into such capital stock; granted any registration rights; or purchased, redeemed, retired, or otherwise acquired any shares of any such capital stock;

          (b) amended the organizational documents of any Company or Subsidiary;

          (c) paid or increased any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the ordinary course of business) employee or entered into any employment, severance, or similar Material Contract with any director, officer, or employee;

          (d) adopted, or increased the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Company or Subsidiary;

          (e) suffered any damage to or destruction or loss of any asset or property of any Company or Subsidiary not covered by insurance, which would reasonably be likely to have a Material Adverse Effect;

          (f)   entered into, terminated, or received notice of termination of
     (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Material Contract or transaction involving a total remaining commitment by or to any Company or Subsidiary of at least $100,000;

          (g) sold, leased, or otherwise disposed of any material asset or property of any Company or Subsidiary or mortgaged, pledged, or suffered the imposition of any lien or other encumbrance on any material asset or property of any Company or Subsidiary, including the sale, lease, or other disposition of any of material Intellectual Property Rights;

          (h) canceled or waived any claims or rights with a value to any Company or Subsidiary in excess of $100,000;

          (i) made any material change in the accounting methods used by the Companies or the Subsidiaries at the time of preparation of their most recent financial statements;

          (j)   suffered any Material Adverse Effect; or

          (k)   entered into any agreement to do any of the foregoing.

          SECTION 3.10.  Litigation.  Except as set forth in Section 3.10 of the
          -------------  ----------
Company Disclosure Schedule, as of the date of this Agreement, there are no Actions pending or, to the knowledge of Sellers, threatened against or by either any Company or Subsidiary or affecting any of their respective assets or properties (or by or against Sellers or any Affiliate thereof and relating to the Companies and the Subsidiaries), which involve a claim or potential claim or group of related claims of liability in excess of $25,000 or which seek or would seek to restrain or enjoin any activities of any Company or Subsidiary or to impose any criminal or civil penalties or sanctions on any Company or any Subsidiary. Except as set forth in Section 3.10 of the Company Disclosure Schedule, none of the Companies or Subsidiaries nor any of the assets or properties is subject to any Governmental Order, nor, to the knowledge of Sellers, are there any such Governmental Orders threatened to be imposed by any Governmental Authority.

          SECTION 3.11.  Compliance with Applicable Laws.  Except as set forth
          -------------  -------------------------------
in Section 3.11 of the Company Disclosure Schedule, no Company or Subsidiary has violated or failed to comply with any statute, law, regulation, rule, or Governmental Order of any Governmental Authority applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect. The conduct of the business of each Company and Subsidiary is in conformity with all federal, state and local governmental and regulatory requirements applicable to its business and operations, except where such nonconformities would not, individually or in the aggregate, have a Material Adverse Effect. Each Company and Subsidiary has all permits, licenses, and franchises from Governmental Authorities required to conduct its business as now being conducted, except for such permits, licenses, franchises and certificates the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.12.  Environmental Matters.  (a)  Except as disclosed in
          ------------   ---------------------
Section 3.12 of the Company Disclosure Schedule and except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) to Sellers' knowledge, the Companies and the Subsidiaries are in compliance with all applicable Environmental Laws and have obtained and are in compliance with all required Environmental Permits; (ii) there are no environmental Actions pending or to Sellers' knowledge, threatened in writing against any of the Companies or Subsidiaries; (iii) to Sellers' knowledge, no Hazardous Materials have been released into the Environment by any of the Companies or Subsidiaries on any of the Real Property except as authorized under Environmental Law and no condition exists that would require investigation or remediation under any Environmental Law; (iv) to Sellers' knowledge, there are no underground storage tanks at any facilities operated by any Company or Subsidiary; (v) to Sellers' knowledge, all underground storage tanks maintained at such facilities are in good working order, do not leak into soil or groundwater, and are in compliance with Environmental Laws; (vi) to Sellers' knowledge, none of such facilities contains any asbestos or polychlorinated biphenyls; (vii) to Sellers' knowledge, none of the Companies nor any Subsidiary has sent Hazardous Materials to a disposal location owned or operated by a third party that requires remediation or clean up; and (viii) Sellers have provided Purchaser with copies of any and all written environmental assessment or audit reports generated within the last three years and in the possession of Sellers or their respective attorneys, agents or consultants, that relate to the business of the Companies and the Subsidiaries or the Real Property.

          (b) Purchaser acknowledges that (i) the representations and warranties contained in this Section 3.12 are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws or with respect to any environmental matter, including natural resources, related in any way to the Companies, the Subsidiaries or the Real Property or to this Agreement or its subject matter, and (ii) no other representation contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto.

          (c)   For purposes of this Agreement:

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           -----
     and Liability Act of 1980, as amended.

          "Environmental Laws" means any federal, state, local or foreign
           ------------------
     statute, law, ordinance, regulation, rule or code, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or worker health and safety, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge, investigation or cleanup of Hazardous Materials, storm water or waste water, in effect as of the date hereof.

          "Environmental Permits" means any permit, approval, identification
           ---------------------
     number, license or other authorization required of any Company or Subsidiary under any applicable Environmental Law.

          "Hazardous Materials" means (a) any petroleum, petroleum products, by-
           -------------------
     products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls, (b) any chemical, material or substance defined or regulated as toxic or hazardous under any applicable Environmental Law or (c) anything that is a "hazardous substance" pursuant to CERCLA or any similar applicable state law, anything that is a "solid waste" or "hazardous waste" pursuant to RCRA or any similar applicable state law or any "pesticide", "pollutant", "contaminant", "toxic chemical" or "noise".

          "RCRA" means the Resource Conservation and Recovery Act, as amended.
           ----

          SECTION 3.13.  Title to Assets; Real Property.  (a)  Except as set
          -------------  ------------------------------
forth in Section 3.13(a) of the Company Disclosure Schedule, each Company and Subsidiary has good and marketable title to, or valid leasehold interests in, all the tangible properties and assets used by it or located on its premises that are material to the conduct of its business (including all Real Property), or which are shown on the Financial Statements (the "Assets"), except for such as are no longer useful in the conduct of its business or as have been disposed of in the ordinary course of business. All such assets and properties (including leasehold interests), other than assets and properties in which any Company or Subsidiary has a leasehold interest, are free and clear of Encumbrances except for (i) Encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect; (ii) liens for taxes not yet due or being contested in good faith by appropriate procedures; (iii) mechanics, carriers, workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business for amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Companies and the Subsidiaries, (iv) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, or (v) those items set forth in Section 3.13(a) of the Company Disclosure Schedule (the "Permitted Exceptions").
                                  --------------------

          (b) Section 3.13(b) of the Company Disclosure Schedule lists: (i) the street address of each parcel of Real Property; (ii) if such property is owned by any Company or Subsidiary, the owner of such property; (iii) if such property is leased by any Company or Subsidiary, the term of such lease and rental payments terms thereof and (iv) the current use of such property. Sellers have delivered or made available to Purchaser copies of the deeds and other instruments (as recorded) in the possession of Sellers or the Companies and related to such Real Property by which the Companies or the Subsidiaries acquired such Real Property.

          (c) Immediately following the consummation of the transactions contemplated by this Agreement, either a Company or a Subsidiary, as the case may be, will continue to own, or lease, under valid and subsisting leases, or otherwise retain its respective interest in the Assets without incurring any material penalty or other adverse consequence, including, without limitation, any material increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from the consummation of the transactions contemplated by this Agreement. Immediately following the Closing, either a Company or a Subsidiary, as the case may be, shall own and possess all documents, books, records, agreements and financial date of any sort used by such Company or such Subsidiary in the conduct of the Business or otherwise.

          SECTION 3.14.  Intellectual Property Rights.  The Companies and the
          -------------  ----------------------------
Subsidiaries each have good, valid and marketable title to, or the right to use, all Intellectual Property Rights. To the knowledge of Sellers, all current and former employees of the Companies and the Subsidiaries have assigned to each, respectively, all Intellectual Property Rights that such employees have created while in the scope of their employment with each, respectively, including, without limitation, copyrights in works made for hire and patents, except where failure to assign such Intellectual Property Rights could not reasonably be expected to materially impair the ability of the Companies or the Subsidiaries to continue to obtain the benefits of such Intellectual Property Rights. Section
3.14 of the Company Disclosure Schedule lists each registered Intellectual Property Right owned by the Companies and the Subsidiaries. The Company Disclosure Schedule lists each material contract, license and agreement with respect to Intellectual Property Rights pursuant to which any of the Companies or the Subsidiaries has granted a third party the right to reproduce, distribute, market or exploit Intellectual Property Rights. There is no Action, pending, or to Sellers' knowledge, threatened that challenges the validity of ownership of any Intellectual Property Rights of the Companies and the Subsidiaries. To Sellers' knowledge, no third party's operations or products infringe on the Intellectual Property Rights in any material respect. To the Sellers' knowledge, neither the Companies' nor any Subsidiary's operations and products infringe in any material respect on the intellectual property rights of any other Person.

          SECTION 3.15.  Insurance.  Section 3.15 of the Company Disclosure
          -------------  ---------
Schedule sets forth a complete list of all material insurance policies (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) with respect to which any Company or Subsidiary is a party, a named insured or otherwise the beneficiary of coverage. With respect to each such insurance policy: (a) such policy is in full force and effect; (b) no Company or Subsidiary nor, to the knowledge of Sellers, any other party to such policy is in material breach or default thereunder, and no event has occurred which, with or without notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification or acceleration under such policy; and (c) no party to such policy has repudiated any material provision thereof.

          SECTION 3.16.  Employee Benefit Matters.  (a)  Section 3.16(a) of the
          -------------  ------------------------
Company Disclosure Schedule lists (i) each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained, contributed to or sponsored by any Company or any Subsidiary (the "Benefit Plans"), (ii) all
                                                 -------------
Benefit Plans as to which any Company or subsidiary is or was the "administrator" or "plan sponsor," as those terms are defined in Section 3 of ERISA, without regard to whether or not such Plan is an ERISA plan, at any time within the past three years (the "Company Plans"), (iii) all material
                                  -------------
employment, termination, severance or other contracts or agreements (including, without limitation, collective bargaining agreements and other labor union agreements), in respect of any Employee, to which a Company or a Subsidiary is a party or, with respect to which, a Company or a Subsidiary has any obligation (collectively, the "Employee Agreements") and (iv) any multiemployer plans (as
                    -------------------
defined in Section 3 (37) of ERISA), pursuant to which Sellers, a Company or a Subsidiary contribute, or have an obligation to contribute, in respect of any Employee, former employee, officer or director of the Companies or Subsidiaries (the "Multiemployer Plans"). Section 3.16(a) of the Disclosure Schedule
      -------------------
identifies which Benefit Plans are Company Benefit Plans and Multiemployer Plans and, for each Multiemployer Plan, sets forth, to the extent such information is in the possession of Sellers, a Company or a Subsidiary, the amount of potential withdrawal liability of the Companies as of its last valuation date.

          (b) With respect to each Benefit Plan, Sellers have made available to Purchaser a copy of (i) the most recent annual report (Form 5500) filed with the IRS, including all schedules and attachments thereto, (ii) such Benefit Plan, (iii) if applicable, each trust agreement relating to such Benefit Plan,
(iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required and the most recent summaries and descriptions furnished to participants regarding Company Benefit Plans for which a summary plan description is not required, (v) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under Section 401(a) of the Internal Revenue Code, (vi) all personnel and employment manuals and policies, (vii) all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by a Company or Subsidiary, (viii) all registration statements filed with respect to any Company Benefit Plan, (ix) all insurance policies purchased by or to provide benefits under any Company Benefit Plan, (x) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Benefit Plan, (xi) all reports submitted within the year preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Benefit Plan, and all such reports in the possession of Sellers, a Company or a Subsidiary relating to a Multiemployer Plan, (xii) all notices that were given by any Company or any Subsidiary with respect to any Company Benefit Plan, or by any Company Benefit Plan, to the IRS or the PBGC, or any participant or beneficiary, pursuant to statute, within the year preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.16, (xiii) all notices that were given by the IRS, the PBGC, or the Department of Labor to a Company or a Subsidiary with respect to any Company Benefit Plan if such notice could result in material liability to a Company, a Subsidiary or to any Company Benefit Plan, within the year preceding the date of this Agreement, and (xiv) with respect to Title IV Plans which are Company Benefit Plans, the Form PBGC-1 filed for each of the three most recent plan years.

          (c)   No Benefit Plan is subject to Title IV of ERISA.

          (d) Notwithstanding anything in this Section 3.16 to the contrary, Benefit Plan shall not include any Multiemployer Plan.

          (e) Sellers have made available to Purchaser (i) copies of all material employment agreements with officers of the Companies and the Subsidiaries; (ii) copies of all material severance agreements, programs and policies of the Companies and the Subsidiaries with or relating to the Employees; and (iii) copies of all material plans, programs, agreements and other arrangements of the Companies and the Subsidiaries with or relating to the Employees which contain change in control provisions.

          (f) Except as provided in Section 3.16(f) of the Company Disclosure Schedule or as otherwise required by Law, no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

          (g) Sellers have provided Purchaser with a true and complete list of all individuals employed by the Companies or any Subsidiary as of the date hereof that receive annual salary and wages in excess of $70,000 annually, the position of and base compensation payable to each such individual and bonus, deferred or contingent compensation and other like benefits paid or payable in 1999 to each such individual.

          (h) To the knowledge of Sellers, all Companies and Subsidiaries have made appropriate entries in their financial records and financial statements for all obligations and liabilities of such Companies and Subsidiaries under such Benefit Plans that have accrued but are not yet due. No Action is pending or, to the knowledge of Sellers, threatened with respect to any Benefit Plan (other than claims for benefits in the ordinary course) and, to the knowledge of Sellers, no fact or event exists that could give rise to any such Action.

          (i) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (collectively, the "Qualified Plans") has timely received a
                                       ---------------
favorable determination letter from the IRS stating that the Qualified Plan is so qualified and each trust established in connection with any Qualified Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is exempt, and, to the knowledge of Sellers, no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Qualified Plan or the exempt status of any such trust.

          (j)   Except as set forth in Section 3.16(j) of the Disclosure
     Schedule:

          (i) No transaction prohibited by ERISA (S) 406 and no "prohibited transaction" under Code (S) 4975(c) has occurred with respect to any Benefit Plan.

          (ii) To Sellers' Knowledge, all filings required by ERISA and the Code as to each Company Benefit Plan have been timely filed and all notices and disclosures to participants required by ERISA or the Code have been timely provided.

          (iii) All contributions and payments made or accrued with respect to all Plans are deductible under Code (S) 162 or (S) 404. No amount or any asset of any Benefit Plan is subject to tax as unrelated business taxable income.

          (iv) Each Company Benefit Plan that is not a Qualified Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Company Benefit Plan.

          (v) To the knowledge of Sellers, no event has occurred or circumstance exists that could result in a material increase in premium costs of the Company Benefit Plans that are insured, or a material increase in benefit costs of such Company Benefit Plans that are self-insured.

          (vi) No accumulated funding deficiency, whether or not waived, exists with respect to any Benefit Plan, and no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Benefit Plan.

          (vii) No Company or Subsidiary has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of the Agreement. To the knowledge of Sellers, no event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the termination, reorganization, or insolvency of, any Multiemployer Plan that could result in any liability of either Company, any Subsidiary or Purchaser to a Multiemployer Plan.

          (viii) No Company or Subsidiary has received notice from any Multiemployer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise Tax, or that such plan intends to terminate or has terminated.

          (ix) To the knowledge of Sellers, no Multiemployer Plan to which either Company or any Subsidiary contributes or has contributed during the three years immediately preceding the date hereof is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

          (x) No payment that is owed or may become due to any director, officer, Employee, or agent of either Company or Subsidiary will be non-deductible to such Company or Subsidiary or subject to tax under Code (S) 280G or (S) 4999; nor will either Company or Subsidiary be required to "gross up" or otherwise compensate any such Person because of the imposition of any excise tax on a payment to such person.

          (xi) The consummation of the transactions contemplated by this Agreement will not result in the payment, vesting, or acceleration of any benefit, except as may be required by a Qualified Plan pursuant to Section 411(d)(3) of the Code.

          (k) No event has occurred that could result in any liability of either any Company or any Subsidiary as the result of it being treated, together with one or more other Persons, as a single employer under Code
     (S) 414 or similar provisions of ERISA.

          SECTION 3.17.  Labor Matters.  Except as set forth on Section 3.17
          -------------  -------------

     of the Company Disclosure Schedule: (a) there are no material controversies pending or, to the knowledge of Sellers, threatened, between any Company or Subsidiary and any of the Employees; (b) no Company or Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed thereby, and to Sellers' knowledge, currently there are no organization campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect any Company or Subsidiary; (c) during the past five years, there have been no unfair labor practice complaints pending against any Company or Subsidiary before the National Labor Relations Board; (d) during the past five years, there have been no strikes, slowdowns, work stoppages, lockouts, or, to Sellers' knowledge, threats thereof, by or with respect to any employees of any Company or Subsidiary; (e) neither the Companies nor any Subsidiaries have breached, in any material respect, or otherwise failed to comply, in any material respect, with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Companies or Subsidiaries under any such agreement or contract; (f) neither the Companies nor any Subsidiaries are parties to, or otherwise bound by, any consent decree with, or citation by, any

Governmental Authority relating to employees or employment practices; (g) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to Sellers' knowledge, threatened with respect to the Companies or Subsidiaries; and (h) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to Sellers' knowledge, threatened before the United States Equal Employment Opportunity Commission or any other Governmental Authority in any jurisdiction in which the Companies or Subsidiaries have employed or currently employ any person.

          SECTION 3.18.  Taxes.  (a)  Except as set forth in Section 3.18 of the
          ------------   -----
Company Disclosure Schedule: (i) all material Tax Returns in respect of Taxes required to be filed with respect to the Companies and each Subsidiary (including the consolidated federal income tax return of either Seller and any state tax return that includes the Companies or any Subsidiary on a consolidated or combined basis) have been timely filed; (ii) all Taxes shown on such Tax Returns have been timely paid; (iii) all such Tax Returns are true, complete and correct in all material respects; (iv) no adjustment relating to such Tax Returns has been proposed by any Tax authority (insofar as either relates to the activities or income of the Companies or any Subsidiary or could result in Liability of the Companies or any Subsidiary on the basis of joint and/or several liability) and, to the knowledge of Sellers, the Companies and the Subsidiaries, no basis exists for any such adjustment; (v) there are no pending or, to the knowledge of Sellers, the Companies and the Subsidiaries, threatened Actions or proceedings for the assessment or collection of Taxes against the Companies or any Subsidiary or (insofar as either relates to the activities or income of the Companies or any Subsidiary or could result in Liabilities of the Companies or any Subsidiary on the basis of joint and/or several liability) any corporation that was included in the filing of a Tax Return with Sellers on a consolidated or combined basis; (vi) no consent under Section 341(f) of the Code has been filed with respect to the Companies or any Subsidiary; and (vii) from and after January 1, 1997, the Companies and each Subsidiary have been and continue to be a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) with which Sellers file a consolidated Tax Return, and has not been includible in any other consolidated Tax Return for any taxable period for which the statute of limitations has not expired.

          (b) Except as disclosed with reasonable specificity in Section 3.18 of the Company Disclosure Schedule, there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Companies or any Subsidiary may be subject.

          (c) (i) Section 3.18 of the Company Disclosure Schedule lists all income, franchise and similar Tax Returns (federal, state, local and foreign) filed with respect to each of the Companies and the Subsidiaries for taxable periods ended on or after January 1, 1997, indicates for which jurisdictions Tax Returns have been filed on the basis of a unitary group, indicates the most recent income, franchise or similar Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and indicates all Tax Returns that currently are the subject of audit; (ii) Sellers have delivered to Purchaser copies of all federal, state and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Companies or any Subsidiary since January 1, 1997; (iii) Sellers have delivered to Purchaser a true and complete copy of any Tax-sharing or allocation agreement or arrangement involving the Companies or any Subsidiary. Sellers have delivered to Purchaser copies of all pro forma federal income Tax Returns of the Subsidiaries, prepared in connection with Sellers' or any other consolidated federal income Tax Return, accompanied by a schedule reconciling the items in the pro forma Tax Return to the items as included in the consolidated Tax Return for all taxable years ending on or after January 1, 1997.

          SECTION 3.19.  Material Contracts.  (a)  Section 3.19(a) of the
          -------------  -------------------
Company Disclosure Schedule lists each of the following contracts and agreements of the Companies and the Subsidiaries (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the management or operation of any Real Property (including without limitation, brokerage contracts) listed or otherwise disclosed in Section 3.13(a) or 3.13(b) of the Company Disclosure Schedule to which the Companies or any Subsidiary is a party and all agreements relating to Intellectual Property Rights set forth in Section
3.14 of the Company Disclosure Schedule, being "Material Contracts"):
                                                ------------------

          (i) each contract and agreement for the furnishing of services to or by the Companies, any Subsidiary or otherwise related to the Business under the terms of which the Companies or any Subsidiary: (A) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2000, (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract or (C) cannot be cancelled by the Companies or such Subsidiary without penalty or further payment and without more than 30 days' notice;

          (ii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Companies or any Subsidiary is a party;

          (iii) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Companies or any Subsidiary is a party and which are not cancelable without penalty or further payment or without more than 30 days' notice;

          (iv) all contracts and agreements relating to indebtedness of the Companies or any Subsidiary;

          (v) all contracts and agreements with any Government Authority to which the Companies or any Subsidiary is a party;

          (vi) all contracts and agreements that limit or purport to limit the ability of the Companies or any Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

          (vii) all contracts and agreements between or among the Companies or any Subsidiary and Sellers or any Affiliate of Sellers; and

          (viii) any employment agreement involving payments of base cash compensation annually by any Company or Subsidiary in excess of $100,000.

          For purposes of this Section 3.19 and Sections 3.13 and 3.14, the term

"lease" shall include any and all leases, subleases, sale/leaseback agreements
 -----
or similar arrangements.

          (b) Except as disclosed in Section 3.19(b) of the Company Disclosure Schedule, each Material Contract: (i) is valid and binding on the Companies or a Subsidiary and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 3.05(c) of the Company Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Neither the Companies nor any Subsidiary is in breach of, or default under, any Material Contract.

          (c) Except as disclosed in Section 3.19(c) of the Company Disclosure Schedule, to the knowledge of Sellers, no other party to any Material Contract is in breach thereof or breach thereunder.

          SECTION 3.20.  Brokers.  No broker, finder or investment banker is
          -------------  --------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers.

          SECTION 3.21.  Investment Intent.  Sellers are acquiring Purchaser
          -------------  ------------------
Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. Sellers understand that:
(a) Purchaser Shares have not been registered under the Securities Act and are being offered and sold in reliance on an exemption from the registration requirements thereof; (b) Purchaser Shares may not be transferred or sold except as permitted under the Securities Act and applicable state securities law pursuant to registration or an exemption therefrom; and (c) the certificate evidencing Purchaser Shares will bear a legend to the effect that they have not been registered under the Securities Act and may be transferred or resold only in compliance therewith and with applicable state securities laws.

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser represents and warrants to Sellers as follows:

          SECTION 4.01.  Incorporation and Authority of Purchaser.  Purchaser
          -------------  ----------------------------------------
is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Sellers) constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 4.02.  No Conflict.  Assuming that all consents, approvals,
          -------------  -----------
authorizations and other actions described in Section 4.03 have been obtained and all filings and notifications listed in Section 4.03 of Purchaser Disclosure Schedule have been made, and except as may result from any facts or circumstances relating solely to Sellers, the execution, delivery and performance of this Agreement by Purchaser do not and will not (a) violate or conflict with the Certificate of Incorporation or By-laws (or other similar applicable documents) of Purchaser, (b) conflict in any material respect with or violate in any material respect any law, rule, regulation, or Governmental Order, applicable to Purchaser or (c) result in any material breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Purchaser pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which Purchaser or any of its subsidiaries is a party or by which any of such assets or properties is bound or affected.

          SECTION 4.03.  Consents and Approvals.  The execution and delivery of
          -------------  ----------------------
this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser will not, require any material consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) as set forth on Section 4.03 of Purchaser Disclosure Schedule, (b) the notification requirements of the HSR Act and (c) as may be necessary as a result of any facts or circumstances relating solely to Sellers.

          SECTION 4.04.  Capital Stock of Purchaser; Ownership of Purchaser
          -------------  --------------------------------------------------
Shares.  (a)  The authorized capital stock of Purchaser consists of 310,000,000
------
shares of Class A Subordinate Voting Stock, $.01 par value ("Purchaser Common
                                                             ----------------
Stock"), and 90,000,000 shares of Class B Stock, $0.01 par value ("Purchaser
-----                                                              ---------
Class B Stock").  As of the close of business on October 31, 2000, 14,109,740
-------------
shares of Purchaser Common Stock and 58,466,056 shares of Purchaser Class B Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable. None of the shares of Purchaser Common Stock or Purchaser Class B Stock was issued in violation of any preemptive rights. Except as disclosed in Section 4.04 of Purchaser Disclosure Schedule, there are no: (i) options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Purchaser or obligating Purchaser or any Purchaser Subsidiary to issue or sell any shares of capital stock of, or any other interest in, Purchaser or any Purchaser Subsidiary or (ii) outstanding contractual obligations of Purchaser or any Purchaser Subsidiary to repurchase, redeem or otherwise acquire any shares of its common stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

          (b) All Purchaser Shares to be issued pursuant to this Agreement will be validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Purchaser Shares.

          SECTION 4.05.  Purchaser Subsidiaries.  (a)  Section 4.05(a) of
          -------------  ----------------------
Purchaser Disclosure Schedule sets forth a true and complete list of all Purchaser Subsidiaries.

          (b) Except as set forth on Section 4.05(b) of Purchaser Disclosure Schedule, other than Purchaser Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which Purchaser owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same that are material to the Purchaser. Except as set forth on Section 4.05(b) of Purchaser Disclosure Schedule, Purchaser is not a member of any partnership. Except as set forth in
Section 4.05(b) of Purchaser Disclosure Schedule, Purchaser is not a participant in any joint venture or similar arrangement.

          (c) Each Purchaser Subsidiary that is a corporation: (i) is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Purchaser Subsidiary and to carry on its business as it has been and is currently conducted by such Purchaser Subsidiary, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except for such failures which would not have a Purchaser Material Adverse Effect. Each Purchaser Subsidiary that is not a corporation: (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Purchaser Subsidiary and to carry on its business as it has been and is currently conducted by such Purchaser Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except for such failures which would not have a Purchaser Material Adverse Effect.

          SECTION 4.06.  SEC Filings; Financial Statements.  (a)  Purchaser has
          -------------  ---------------------------------
filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 2000 through the
                                         ---
date of this Agreement (collectively, the "Purchaser SEC Reports"). As of the
                                           ---------------------
respective dates they were filed, (i) the Purchaser SEC Reports were prepared, and all forms, reports and documents filed with the SEC from the date of this Agreement to the date of the declaration or ordering by the SEC of the effectiveness of a registration statement in compliance with the Securities Act of 1933, as amended (together with the rules and regulations promulgated there under, the "Securities Act") providing for the sale by Ladbroke Wyoming of
            --------------
Purchaser Shares will be prepared, in all material respects in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) none of Purchaser SEC Reports contained, nor will any forms, reports and documents filed after the date of this Agreement and prior to the Closing Date contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Purchaser Subsidiary is required to file any form, report or other document with the SEC.

          (b) Except as set forth in Section 4.06(b) of the Purchaser Disclosure Schedule, each of the consolidated financial statements (including, in each case, any notes thereto) contained in Purchaser SEC Reports and in any form, report or document filed after the date of this Agreement and prior to the Closing Date was, or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each presented or will present fairly the consolidated financial position of Purchaser and the consolidated Purchaser Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Purchaser Material Adverse Effect).

          SECTION 4.07.  Absence of Certain Changes or Events.  Except as set
          -------------  ------------------------------------
forth in Section 4.07 of the Purchaser Disclosure Schedule, since January 1, 2000, except as contemplated by or as disclosed in this Agreement or as disclosed in any Purchaser SEC Report filed prior to the date hereof, Purchaser and Purchaser Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Purchaser Material Adverse Effect, (b) any material change by Purchaser in its accounting methods, principles or practices, (c) any declaration, setting aside or payment of any dividend or distribution in respect of the capital stock of Purchaser or any redemption, purchase or other acquisition of any of Purchaser's securities or (d) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Purchaser or any Purchaser Subsidiary, except in the ordinary course of business consistent with past practice.

          SECTION 4.08.  Litigation.  Except as set forth in Section 4.08 of
          -------------  ----------
the Purchaser Disclosure Schedule, as of the date of this Agreement, there are no Actions pending or, to the knowledge of Purchaser, threatened against Purchaser or any Purchaser Subsidiary, or any property or asset of Purchaser or any Purchaser Subsidiary, which (i) has had, or could reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect or
(ii) seeks to delay or prevent the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, neither Purchaser nor any Purchaser Subsidiary nor any property or asset of Purchaser or any Purchaser Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Purchaser, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority or arbitrator having, individually or in the aggregate, a Purchaser Material Adverse Effect.

          SECTION 4.09.  No Undisclosed Liabilities.  To the knowledge of
          -------------  --------------------------
Purchaser, except as set forth in Section 4.09 of Purchaser Disclosure Schedule, there are no Liabilities of

Purchaser or any Purchaser Subsidiary, other than Liabilities (i) reflected or reserved against on the consolidated balance sheet of Purchaser and Purchaser Subsidiaries dated as of December 31, 1999, contained in Purchaser SEC Reports, or (ii) incurred since December 31, 1999 in the ordinary course of the business, consistent with the past practice.

          SECTION 4.10.  Compliance with Applicable Laws.  Except as set forth
          -------------  -------------------------------
in Section 4.10 of Purchaser Disclosure Schedule, neither Purchaser nor any Purchaser Subsidiary has violated or failed to comply with any statute, law, regulation, rule, or Governmental Order of any Governmental Authority applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. The conduct of the business of Purchaser and each Purchaser Subsidiary is in conformity with all federal, state and local governmental and regulatory requirements applicable to its business and operations, except where such nonconformities would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. Purchaser and each Purchaser Subsidiary has all permits, licenses, and franchises from Governmental Authorities required to conduct its business as now being conducted, except for such permits, licenses, franchises and certificates the absence of which would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

          SECTION 4.11.  Taxes.  Except for such matters that would not have a
          -------------  -----
Purchaser Material Adverse Effect, (a) Purchaser and each of Purchaser Subsidiaries have timely filed or will timely file all Tax Returns required to be filed by them with any Tax authority with respect to Taxes for any period ending on or before the Closing Date, taking into account any extension of time to file granted to or obtained on behalf of Purchaser and Purchaser Subsidiaries, (b) all Taxes shown to be payable on such Tax Returns that are due prior to the Closing Date have been paid or will be paid, (c) all such Tax Returns are true, complete and accurate in all material respects, (d) as of the date of this Agreement, no deficiency for any Tax has been asserted or assessed by a Tax authority against Purchaser or any of Purchaser Subsidiaries, (e) no adjustments relating to such Tax Returns have been proposed in writing by any Tax authority, and to the knowledge of Purchaser and any of Purchaser Subsidiaries, no basis exists for any such adjustment and (f) Purchaser and each of Purchaser Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid in accordance with generally accepted accounting principles, whether or not shown as being due on any Tax Returns.

          SECTION 4.12.  Investment Purpose.  Purchaser is acquiring the Shares
          -------------  ------------------
solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser acknowledges that the Shares are not registered under the Securities Act, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

          SECTION 4.13.  Financing.  Purchaser will have at the Closing all
          -------------  ----------
funds necessary to consummate the transactions contemplated by this Agreement.

          SECTION 4.14.  Brokers.  No broker, finder or investment banker is
          -------------  -------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

          SECTION 5.01.  Conduct of Business Prior to the Closing.  (a)  Unless
          -------------  ----------------------------------------
Purchaser otherwise agrees in writing (which agreement will not be unreasonably withheld) and except as otherwise set forth in Section 5.01 of the Company Disclosure Schedule, between the date of this Agreement and the Closing Date, Sellers shall cause each Company and Subsidiary to (i) conduct its business only in the ordinary course and consistent with past practice, (ii) use commercially reasonable efforts to preserve intact the business organization and assets of each Company and Subsidiary, subject to the conduct of its business in the ordinary course of business and consistent with past practice, (iii) use commercially reasonable efforts to keep available to Purchaser the services of the present officers and key employees of each Company and Subsidiary and (iv) use commercially reasonable efforts to preserve the current relationships of each Company and Subsidiary with its respective customers, suppliers, distributors and other Persons with which each Company and Subsidiary has significant business relationships. Neither the Companies nor any Subsidiary will do any of the things enumerated in the second sentence of Section 3.09 (including, without limitation, clauses (a) through (k) thereof) without the prior written consent of Purchaser; provided that the Companies and the Subsidiaries shall have the right, without the consent of the Purchaser (subject to the next proviso of this sentence), to engage in the activities set forth in
Schedule 5.01(a) of the Company Disclosure Schedule; provided further, that neither the Companies nor any Subsidiary shall enter into any extension or amendment of the contracts set forth in Section 5.01(a)(i) of the Company Disclosure Schedule without the approval of Donald Amos, Chief Operating Officer of Purchaser, which approval shall not be unreasonably withheld; and provided still further, that notwithstanding any other provision of this Agreement in the event such approval is withheld, no failure to extend or amend any such contract shall constitute a failure to operate the business of the Companies and the Subsidiaries in the ordinary course of business and consistent with past practice.

          (b) Purchaser acknowledges that Sellers intend to distribute as a dividend or contribute as a capital contribution, or cause the distribution or contribution of, prior to or at the Closing, amounts owing pursuant to the intercompany accounts between the Companies and the Subsidiaries, on the one hand, and their respective Affiliates (including the Sellers and their Affiliates but not including any Company or any Subsidiary), on the other hand, and that such distribution or contribution (including, without limitation, any consequences of such distributions or contributions) will not result in a breach of this Agreement.

          (c) Sellers agree to cause intercompany accounts between Sellers or their Affiliates, on the one hand, and the Companies and Subsidiaries, on the other hand, to be settled at or prior to Closing.

          SECTION   5.02.   Access to Information.  (a)  From the date hereof
          ---------------   ---------------------
until the Closing, Sellers shall cause the officers, directors, employees, agents, representatives, accountants and counsel of each Company and Subsidiary to: (i) afford the officers, employees and authorized agents, accountants, counsel, and representatives of Purchaser reasonable access, upon reasonable notice and during normal business hours, to the officers, directors, employees, accountants and other representatives of each Company and Subsidiary who have material relevant knowledge relating to such Company or Subsidiary; provided,
                                                                    --------
however, that such access shall not unreasonably interfere with any of the
-------
business or operations of any Company or Subsidiary or the duties of any such officer, director, employee, accountant or other representative, and (ii) furnish to the officers, employees, and authorized agents, accountants, counsel and representatives of Purchaser such financial and operating data and other information regarding assets, properties, goodwill and business of each Company and Subsidiary as Purchaser may reasonably request.

          (b) Sellers shall provide to Purchaser, upon reasonable notice and request, all financial and other data and information as may be necessary or reasonably advisable to enable Purchaser to prepare and complete any SEC filings (and any amendments thereto) consistent with Purchaser's obligations under
Section 4.06 hereof and under applicable federal and state securities laws; provided, however, that if Sellers reasonably believe that it is necessary to
--------  -------
retain accountants or other advisors to respond to any such request, Purchaser shall reimburse Sellers for the reasonable fees and expenses of such accountants or other advisors.

          SECTION 5.03.  Books and Records.  (a)  In order to facilitate the
          -------------  ------------------
resolution of any claims made against or incurred by Sellers prior to the Closing, or for any other reasonable purpose, for a period of seven years after the Closing, Purchaser shall (i) retain the books and records (including personnel files) of the Companies and Subsidiaries relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the respective Companies and Subsidiaries and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Sellers reasonable access (including the right to make, at Sellers' expense, photocopies), during normal business hours, to such books and records.

          (b) In order to facilitate the resolution of any claims made by or against or incurred by Purchaser, the Companies or any Subsidiary after the Closing, or for any other reasonable purpose, for a period of seven years following the Closing, Sellers shall (i) retain the books and records (including personnel files) of Sellers which relate to the Companies and the Subsidiaries and their operations for periods prior to the Closing and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Purchaser, the Companies or any Subsidiary reasonable access (including the right to make, at Purchaser's expense, photocopies), during normal business hours, to such books and records.

          SECTION 5.04.  Governmental Approvals and Consents.  (a)  Each party
          -------------  -----------------------------------
hereto will use its best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within ten Business Days of the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals.

          (b) Sellers and Purchaser shall use commercially reasonably efforts to give all notices to and obtain all consents from all third parties that are described in Section 3.05(c) of the Company Disclosure Schedule and Section 4.03 of Purchaser Disclosure Schedule.

          (c) Without limiting the generality of the parties' undertakings pursuant to Section 5.04(a), each of the parties hereto shall use all reasonable efforts to (i) respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement, (ii) avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement and (iii) in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement has been issued, to have such Governmental Order vacated or lifted.

          (d) If any consent, approval or authorization necessary to preserve any right or benefit under any lease, license, contact, commitment or other agreement or arrangement to which the Company or any Subsidiary is a party is not obtained prior to the Closing, Sellers shall, subsequent to the Closing, cooperate with Purchaser and the Companies in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, Sellers shall use their commercially reasonable efforts to provide such Company or such Subsidiary, as the case may be, with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term thereof, and, if Sellers provide such rights and benefits, such Company or such Subsidiary, as the case may be, shall assume all obligations and burdens there under.

          SECTION 5.05.  Confidentiality.  (a)  The terms of the letter
          -------------  ---------------
agreement dated June 9, 2000 (the "Confidentiality Agreement") between Hilton
                                   -------------------------
Group, plc and Purchaser are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of Purchaser under this Section
5.05 shall terminate; provided, however, that the Confidentiality Agreement
                      --------  -------
shall terminate only in respect of that portion of the Information (as defined in the Confidentiality Agreement) exclusively relating to the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect.

          (b) Sellers agree to, and shall cause their respective agents, representatives, Affiliates, employees, officers and directors to, protect (and not disclose or provide access to any Person) all confidential information relating to trade secrets, price, customer and supplier lists and pricing and marketing plans with respect to the business and all other information that Sellers regard as confidential information as of the date hereof with respect to the business as currently conducted, by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure or use of such confidential information, as Sellers use to protect their own confidential information of a like nature; provided, however, that this
                                           --------  -------
sentence shall not apply to any information that, at the time of disclosure, (i) is disclosed by and between Sellers and their agents, representatives, Affiliates, employees, officers or directors, (ii) is available publicly and was not disclosed in breach of this Agreement by Purchaser or Sellers, or their respective agents, representatives, Affiliates, employees, officers or directors, (iii) would otherwise be disclosed by Sellers in the ordinary course of business and consistent with past practice with respect to the business as currently conducted or (iv) is required to be disclosed in compliance with
Section 5.04 of this Agreement, federal and state laws or regulations or the regulations governing any national securities exchange or quotation system or is requested by a regulatory body that has authority over Sellers or Purchaser.

          SECTION 5.06.  Use of Ladbroke Name.  (a)  Purchaser hereby
          -------------  --------------------
acknowledges that all right, title and interest in and to the trade names of Sellers, the name "Ladbroke," all similar or related names and all derivations or acronyms thereof and all trademarks, service marks, trade names, collective marks, certification marks, trade dress, designs or logos containing or incorporating the foregoing, including registrations and applications for registration thereof (collectively, the "Ladbroke Name") is owned exclusively by
                                         -------------
Sellers, and that, except as provided in Section 5.06(b), any and all right of the Companies and the Subsidiaries in the Ladbroke Name shall terminate as of the Closing Date and shall immediately revert back to Sellers. On or prior to the Closing Date Sellers shall, and shall cause their respective Affiliates to, enter into a Trademark and Domain Name Assignment substantially in the form attached hereto as Exhibit 5.06.

          (b) Purchaser shall, promptly following the Closing Date, cause each Company and Subsidiary to remove or obliterate the Ladbroke Name from all of its existing stocks of signs, letterheads, advertisements and promotional materials and other documents and materials ("Existing Stock") or to cease using such
                                    --------------
Existing Stock. Notwithstanding the foregoing, in the event that removal or obliteration of the Ladbroke Name from certain items of Existing Stock or the cessation of the use thereof is impracticable, each Company and Subsidiary may use such items of Existing Stock, so long as a mark or some other designation identifying that each Company or Subsidiary is an Affiliate of Purchaser (and not of Sellers) is clearly indicated on such items of Existing Stock, until such items of Existing Stock is depleted, or a period of three (3) months from the Closing Date, whichever occurs first. Except as expressly provided in this Agreement, no other right to use the Ladbroke Name is granted by Sellers to Purchaser, Companies and Subsidiaries, whether by implication or otherwise.

          (c) Purchaser shall, as soon as practicable after the Closing Date, but in no event later than ten (10) days thereafter, cause LRP and Ladbroke Food Services, Inc. to file amended articles of incorporation with the appropriate authorities changing their corporate names to a corporate name that does not contain the word "Ladbroke" or any Ladbroke Name.

          (d) Purchaser agrees that Sellers shall have no responsibility for, and hereby irrevocably releases Sellers from, any claims, including claims by third parties, arising out of or relating to the use of the Ladbroke Name by the Companies and the Subsidiaries after the Closing Date.

          SECTION 5.07.  Investigation.  (a)  Purchaser acknowledges and agrees
          -------------  -------------
that it (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Companies and Subsidiaries, (ii) has been furnished with or given adequate access to such information about the Companies and Subsidiaries as it has requested and (iii) has not, for purposes of entering into this Agreement, relied on any representation or warranty or other statement or omission of Sellers or any of its directors, officers, employees, agents, stockholders, Affiliates, consultants, counsel, accountants, investment bankers or representatives, other than the representations and warranties contained in this Agreement (including the Exhibits and the Company Disclosure Schedule).

          (b) In connection with Purchaser's investigation of the Companies and Subsidiaries, Purchaser has received from Sellers certain estimates, projections, forecasts, plans and budgets for the Companies and Subsidiaries, including, without limitation, projected income statement and balance sheet information. Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Purchaser is familiar with such uncertainties and that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it. Accordingly, Sellers make no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.07, except that they have been prepared in the ordinary course of business consistent with past practice.

          SECTION 5.08.  Computer Systems.  Prior to the occurrence of the
          -------------  ----------------
Closing, Sellers shall transfer to a company designated by Purchaser all the computer equipment owned by Sellers and any of their affiliates, used by Sellers to provide information technology services to the Companies and the Subsidiaries, and located at Sellers' or their Affiliates' facility in Colorado. Pursuant to the Transition Services Agreement, Purchaser shall provide to certain Affiliates of Sellers specified in the Transition Services Agreement the transition services described therein for a period of up to 12 months.

          SECTION 5.09.  Non-Competition.  (a)  As an inducement for Purchaser
          -------------  ---------------
to enter into this Agreement and in consideration of the receipt of $1,000,000 in cash, as set forth in Exhibit 2.02, Sellers agree that for a period commencing on the Closing Date and ending on the fifth anniversary thereof (the "Non-Competition Period"), except with Purchaser's prior written consent,
 ----------------------
Sellers shall not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any business in any part of the Territory (as hereinafter defined) which, directly or indirectly, Competes (as hereinafter defined) with the Company. For purposes of this Section 5.09, a business shall be deemed to "Compete" with the Company
                                                     -------
if such business or organization engages in the business of operating a facility for exhibiting horse-racing and accepting wagers thereon. For purposes of this
Section 5.09, the term "Territory" means an area comprising the United States
                        ---------
and Canada. Nothing contained in this Section 5.09 shall prevent Sellers from
(i) owning, individually or collectively, directly or indirectly, securities of any Person traded in a public market which competes with the Company, so long as Sellers do not own more than 5% of any class of securities of such Person; (ii) acquiring any business that Competes with the Company, (the "Acquired Competing
                                                             ------------------
Business"), through merger, stock purchase, acquisition of assets or otherwise,
--------
provided that (A) such Acquired Competing Business constitutes a subsidiary or
--------
division (other than a "significant Subsidiary" (as such term is defined in Rule
1.02 of Regulation S-X promulgated by the Securities and Exchange Commission)) of a larger business acquired at the same time as the

Acquired Competing Business, which larger business does not Compete with the Company and (B) such Acquired Competing Business is sold within one year from the date of acquisition thereof; (iii) operating any gaming business headquartered outside of the Territory which engages in the business of accepting wagers (including, without limitation, wagers on horse-races) through telephonic or interactive means, such as the internet or other telecommunications system or (iv) owning an interest in and operating a horse-racing facility located in Ft. Erie, Ontario.

          (b) Sellers agree with Purchaser that, for the Non-Competition Period, except with Purchaser's prior written consent, Sellers will not in any way, directly or indirectly, utilize any customer list of the business as currently conducted, the Company or any Subsidiary for the purpose of marketing any business of Sellers or any of their Affiliates subsequent to the Closing Date; provided, however, that the foregoing will not prohibit a general
      --------  -------
solicitation to the public of general advertising.

          (c) Sellers recognize and agree that compliance with the covenant contained in this Section 5.09 is necessary to protect Purchaser, the Companies and the Subsidiaries, and that a breach by Sellers of any of the covenants set forth in this Section 5.09 could cause irreparable harm to Purchaser, that Purchaser's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach, a restraining order or injunction or both may be issued against Sellers, in addition to any other rights and remedies which are available to Purchaser.

          (d) If any court of competent jurisdiction shall determine the foregoing covenant to be unenforceable with respect to the term or the scope of the subject matter or geography covered thereby, then such covenant shall nevertheless be enforceable by such court against the other party upon such shorter term or within such lesser scope as may be determined by such court to be reasonable and enforceable.

          SECTION 5.10.  No Solicitation of Employees.  Sellers agree that they
          -------------  ----------------------------
shall not, for a period of two years from the Closing Date, without the prior written consent of Purchaser, directly or indirectly, solicit on a specific or targeted basis for employment any person who is an employee of any Company,
                   --------
provided that this Section 5.10 shall not prohibit any form of employment advertising or prevent the hiring of any individual who contacts Sellers.

          SECTION 5.11.  Notification.  Prior to the Closing, Sellers and
          -------------  ------------
Purchaser, as applicable (in such case, the "Breaching Party"), shall promptly
                                             ---------------
notify the other party in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which would result in a breach of a representation or warranty or covenant of the Breaching Party in this Agreement or which would have the effect of making any representation or warranty of the Breaching Party in this Agreement untrue or incorrect in any material respect.

          SECTION 5.12.  No Negotiation Until such time, if any, as this
          -------------  --------------
Agreement is terminated pursuant to Section 10.01, Sellers will not, and will cause the Companies and each of their representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals, from, discuss or negotiate with, provide any non-public information to, any Person (other than Purchaser) relating to any transaction involving the sale of the Companies or the

Subsidiaries or the Assets (other than sales of Assets in the ordinary course of business) of the Companies or the Subsidiaries or any of the capital stock of the Company or the Subsidiaries, or any merger, consolidation, business combination, or similar transaction involving the Companies or the Subsidiaries.

          SECTION 5.13.  Securities Filings.  Sellers shall provide to
          -------------  ------------------
Purchaser, promptly upon Purchaser's reasonable request, all financial and other data and information relating to the Companies as may be necessary or advisable to enable Purchaser to prepare and file all required forms, reports and documents with the Securities and Exchange Commission or any state securities authority after the date hereof (and any amendments thereto) under applicable federal and state securities laws. Sellers shall use commercially reasonable efforts to obtain timely consent for such use from Sellers' Accountants.

          SECTION 5.14.  Further Action.  Each of the parties hereto shall
          -------------  ---------------
execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

          SECTION 5.15.  Transfer Restrictions.  Sellers covenant and agree
          -------------  ---------------------
that, for the 120-day period from and after the Closing Date, it will not, other than in accordance with the Registration Rights Agreement: (i) sell, assign, transfer, pledge, mortgage, convey or otherwise dispose of or encumber (each, a "Transfer") any of the Purchaser Shares or any interest therein or (ii) agree to
 --------
so Transfer any of the Purchaser Shares or any interest therein. All Transfers or purported Transfers of the Purchaser Shares in violation of the terms of this Agreement shall be void and of no effect, and the Purchaser shall not be required to enter any such Transfer on its books or otherwise register such Transfer. The certificates evidencing the Purchaser Shares shall bear an appropriate legend referring to this Agreement and the foregoing restrictions on Transfer.

                                  ARTICLE VI

                               EMPLOYEE MATTERS

          SECTION 6.01.  Payroll Obligations, Employee Agreements and WARN Act.
          -------------  -----------------------------------------------------
(a) Except as set forth in Section 6.01(b), Purchaser shall assume responsibility for all payroll obligations (including, without limitation, the satisfaction of all payroll withholding tax obligations) for the Companies and Subsidiaries payable after the Closing Date.

          (b) Purchaser shall honor, without modification, all Employee Agreements executed prior to the date hereof which apply to any Employee, provided that Sellers shall be responsible for all obligations under the
--------
agreements set forth under Section 3.16(a)(iii) of the Company Disclosure Schedule.

          (c) Effective as of the Closing Date and thereafter, Purchaser shall be responsible for (i) any liability arising under the Worker Adjustment and Retraining Notification Act (the "WARN Act") in connection with the termination
                                  --------
of the employment of any Employee
by Purchaser on or after the Closing Date and (ii) issuance of any notices required by the WARN Act with respect to the termination of any Employee after the Closing Date.

          SECTION 6.02.  Benefit Plans and Transferred Employee Related
          -------------  ----------------------------------------------
Obligations. (a) Sellers agree to continue coverage of the Employees under the Benefit Plans in accordance with their terms through the date prior to the Closing Date. As of the Closing Date, each Employee shall cease to be covered by each of the Benefit Plans which are not Company Benefit Plans. Except with respect to the liabilities under any Benefit Plans that are assumed by Purchaser, Sellers shall remain obligated for all benefits and benefit entitlements under the Benefit Plans that were earned or accrued, except as noted in Section 6.04(b), by Employees prior to the Closing Date. With respect to the Benefit Plans that provide welfare benefits, Sellers agree that either they or the applicable insurance carrier, as set forth in the applicable Benefit Plan, remain obligated to reimburse Employees for eligible health care and other eligible welfare benefit expenses and services incurred up to the Closing Date in accordance with the terms of such Benefit Plans; provided that Employees'
                                                    --------
claims for reimbursement for such expenses and services are delivered to the appropriate party within applicable time limits, as set forth in the applicable Benefit Plan. An expense or service is deemed to be incurred, with respect to a health plan, when the medical services are performed, and, with respect to plans that provide welfare benefits other than medical or dental benefits, when the event giving rise to such expense or service occurs.

          (b) Sellers agree to remain obligated for expenses incurred in connection with any claim of an Employee arising under the workers' compensation laws of any state (a "Workers' Compensation Claim") that was filed with the
                       ---------------------------
appropriate Governmental Authority prior to the Closing Date. Sellers shall have no obligation with respect to any Workers' Compensation Claim filed on or after the Closing Date, regardless of the date on which the event triggering such claim occurred. All such Workers' Compensation Claims filed after the Closing Date shall be the responsibility of Purchaser.

          (c) Sellers agree to remain obligated to provide continuation health care coverage, in accordance with Section 4980B of the Code and Sections 601 to 608 of ERISA ("COBRA"), to all Employees and their qualified beneficiaries (i)
               -----
who incur a qualifying event prior to the Closing Date and (ii) to whom Sellers, either Company, or any Subsidiary are, on the Closing Date, (A) providing such continuation coverage or (B) under an obligation to provide such continuation coverage at the election of the Employee or his qualified beneficiary.
Purchaser shall have responsibility for any and all obligations under COBRA with respect to Employees and their qualified beneficiaries who incur qualifying events on or after the Closing Date.

          (d) Prior to the Closing Date, Sellers agree to remain obligated with respect to contributions to any Multiemployer Plan in respect of the Employees. As of the Closing Date, Purchaser shall assume all of the obligations of the Companies and Subsidiaries under all Multiemployer Plans with respect to the Employees covered by such plans.

          SECTION 6.03.  Purchaser's Plans.  (a)  On the Closing Date, the
          -------------  -----------------
Employees shall be covered by the employee benefit plans, programs, and policies established or maintained by Purchaser applicable to similarly situated employees of Purchaser (the "Purchaser's Plans").
                             -----------------

Nothing contained in this Section 6.03 shall obligate or commit Purchaser to continue Purchaser's Plans after the Closing Date or to maintain in effect any such plan or any level or type of benefits.

          (b) In connection with Purchaser's obligation to provide welfare benefits to the eligible Employees under Purchaser's Plans pursuant to Section 6.03(a), Purchaser shall cause each group health plan of Purchaser, or, with respect to an insured plan, use its best efforts to cause the insurer, to waive any pre-existing condition exclusions thereunder with respect to the Employees to extent that such Employees are enrolled in the applicable group health plan of Sellers as of the Closing Date.

          (c) For purposes of this Article VI, Employees shall receive credit for purposes of eligibility to participate and vesting (and with respect to benefit accruals, solely for purposes of calculating entitlement to vacation, sick days and severance pay) under Purchaser's Plans for service accrued or deemed accrued prior to the Closing Date with Sellers, the Companies or any Subsidiary; provided, however, that such crediting of service shall not operate
            --------  -------
to duplicate any benefit or the funding of any such benefit.

          SECTION 6.04.  Bonus and Severance Obligations; Accrued Vacation Pay
          -------------  -----------------------------------------------------
(a) Prior to the Closing Date, Sellers agree to accrue pro rata annual incentive and bonus payments as of the Closing Date on behalf of Employees who are or will become entitled to such payments pursuant to any Plans, Company Plans or Employee Agreements, all of which are described in Section 6.04 of the Disclosure Schedule. Purchaser agrees to make, or to cause the Companies to make, payments which become payable to Employees on or after the Closing Date pursuant to the provisions of any such Plans, Company Plans or Employee Agreements.

          (b) Prior to the Closing Date, the Companies shall pay Employees for any vacation days that are earned and used in accordance with their current vacation pay policies. As of the Closing Date, Purchaser shall assume all obligations pursuant to the Companies' vacation pay policy, with respect to Employees for vacations days that are accrued, but unused.

          SECTION 6.05.  Mutual Cooperation.  Sellers and Purchaser agree, in a
          -------------  ------------------
complete, diligent and timely manner, to exchange such employee census, actuarial or other data as shall be reasonably necessary to calculate benefits under any plan and to take any and all actions as shall be reasonably necessary or advisable to effect the provisions of this Article VI.

          SECTION 6.06.  Employee Benefits Indemnity. For a period of three
          -------------  ---------------------------
years following the Closing Date:

          (a) Purchaser shall indemnify and hold Sellers harmless from any losses Sellers may incur as a result of (i) Purchaser's failure to honor any obligation expressly assumed under this Article VI by Purchaser or a breach by Purchaser of any covenant of Purchaser set forth in this Article VI and (ii) any actions taken by Purchaser with respect to any Employee on or after the Closing Date.

          (b) Sellers shall indemnify and hold Purchaser harmless from any losses Purchaser may incur as a result of (i) Sellers' failure to honor any obligations expressly retained or assumed under this Article VI by Sellers or a breach by Sellers of any covenant of Sellers set forth in this Article VI and
(ii) any actions taken by Sellers with respect to any Employee prior to the Closing Date.

          SECTION 6.07.  Third-Party Claims.  Nothing in this Agreement is
          -------------  ------------------
intended, or shall be construed, to confer upon any person, other than the parties hereto and their successors and permitted assigns, any rights or remedies by reason of this Article VI.

          SECTION 6.08.  Defined Contribution Plan.  As soon as administratively
          -------------  --------------------------
feasible after the Closing Date, Sellers shall cause any defined contribution plan sponsored by Sellers (the "Sellers' Savings Plan"), in which an Employee
                                ---------------------
participates, to distribute all or a portion of the account balances of each Employee who elects such distribution in accordance with the terms of such plan, the Internal Revenue Code and ERISA.

          SECTION 6.09.  Survival.  The covenants and agreements of the parties
          -------------  --------
hereto contained in this Article VI shall survive the Closing and shall remain in full force and effect until the expiration of all statutes of limitations with respect to the respective matters set forth herein.

                                  ARTICLE VII

                                  TAX MATTERS

          SECTION 7.01. Indemnity . (a) Sellers agree to indemnify and hold harmless Purchaser, the Companies abd each Subsidiary against the following Taxes in excess of the amount, if any, reserved for Taxes on the Closing Date Net Working Capital Statement, and, except as otherwise provided in Section 7.04, against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Companies or any Subsidiary with respect to taxable periods of such Person ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the Companies or any Subsidiary which are allocable, pursuant to Section 7.01(b), to the portion of such period ending on the Closing Date; and (iii) Taxes imposed on any member of any affiliated group with which any of the Companies and the Subsidiaries file or have filed a Tax Return on a consolidated or combined basis that includes the Companies' and the Subsidiaries' taxable periods ending on or before the Closing Date; provided, however, that no indemnity shall be provided
                         --------  -------
under this Agreement for any Taxes resulting from a reduction in or elimination of any net operating loss, capital loss, Tax credit carryover or other Tax items generated in a taxable period or a portion thereof ending on or before the Closing Date allocable to any Company or any Subsidiary. Purchaser shall be responsible for Taxes and associated expenses not allocated to Sellers pursuant to the first sentence hereof.

          (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

          (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 7.07), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

          (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Companies or any Subsidiary, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

          (c) Any indemnity payable under this Section 7.01 shall be net of any Tax benefit enjoyed by Purchaser, the Companies or any Subsidiary, determined in a manner consistent with the last sentence in Section 9.03(c) hereof.

          SECTION 7.02.  Returns and Payments.  (a)  From the date of this
          -------------  --------------------
Agreement through and after the Closing Date, Sellers shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax Returns relating to the Companies and the Subsidiaries that are due on or before or relate to any taxable period ending on or before the Closing Date (and Purchaser shall do the same with respect to any taxable period ending after the Closing Date). Tax Returns of the Companies and the Subsidiaries not yet filed for any taxable period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to the Companies and the Subsidiaries (except to the extent counsel for Sellers or the Companies renders a legal opinion that there is no reasonable basis in law therefor or determines that a Tax Return cannot be so prepared and filed without being subject to penalties). With respect to any Tax Return required to be filed by Purchaser or Sellers with respect to the Companies and the Subsidiaries and as to which an amount of Tax is allocable to the other party under Section 7.01(b), the filing party shall provide the other party and its authorized representatives with a copy of such completed Tax Return and a statement certifying the amount of Tax shown on such Tax Return that is allocable to such other party pursuant to Section 7.01(b), together with appropriate supporting information and schedules at least 20 Business Days prior to the due date (including any extension thereof) for the filing of such Tax Return, and such other party and its authorized representatives shall have the right to review and comment on such Tax Return and statement prior the filing of such Tax Return.

          (b) Sellers shall pay or cause to be paid when due and payable all Taxes with respect to the Companies and the Subsidiaries for any taxable period that includes the Companies' or the Subsidiaries' taxable periods ending on or before the Closing Date to the extent such Taxes exceed the amount, if any, accrued for such Taxes as current Taxes payable on the Closing Balance Sheet, and Purchaser shall so pay or cause to be paid Taxes for any taxable period ending after the Closing Date (subject to its right of indemnification from Sellers by the date set forth in Section 7.05 for Taxes attributable to the portion of any Tax period that includes the Closing Date pursuant to Sections 7.01(a) and 7.01(b)).

          SECTION 7.03.  Refunds.  Any Tax refund (including any interest with
          -------------  -------
respect thereto), and any equivalent benefit through a reduction in tax liability for a post-Closing Date period, relating to the Companies or any Subsidiary for any taxable period prior to the Closing Date (except for any refund included in the calculation of Closing Date Net Working Capital, which shall be the property of Purchaser, and if paid to Sellers, shall be paid over promptly to Purchaser) shall be the property of Sellers, and if received by Purchaser or the Companies or any Subsidiary shall be paid over to Sellers within five Business Days of the earlier of receipt or entitlement thereto; provided, however, that any Tax benefit obtained by Purchaser, the Companies or
--------  -------
any Subsidiary as a result of utilizing any net operating loss carryforward or other carryforward (which may be subject to adjustments) which is allocable to the Companies or any Subsidiary shall be retained by Purchaser, the Companies or such Subsidiary. Purchaser shall cause the Companies and the Subsidiaries to elect, where permitted by law, to carry forward any net operating loss, charitable contribution or other item arising after the Closing Date that could, in the absence of such election, be carried back to a taxable period of the Companies ending on or before the Closing Date in which the Companies are included in a consolidated, combined or unitary Tax return; provided that, if such election to carry forward an item is not available, any cash refund received by Sellers with respect to such carryback shall be paid over to Purchaser within five Business Days of actual receipt. Purchaser shall, if Sellers so request and at Sellers' expense, cause the relevant entity to file for and obtain any refunds or equivalent amounts to which Sellers are entitled under this Section 7.03. Purchaser shall permit Sellers to control (at Sellers' expense) the prosecution of any such refund claim, and shall cause the relevant entity to authorize by appropriate power of attorney such persons as Sellers shall designate to represent such entity with respect to such refund claim; provided, however, that Sellers shall not take any action in the prosecution of
--------  -------
such refund claims if Purchaser reasonably establishes such to be materially detrimental to Purchaser, the Companies or the Subsidiaries (including for this purpose the tax positions of such entities). In the event that any refund or credit of Taxes for which a payment has been made to Sellers pursuant to this
Section 7.03 is subsequently reduced or disallowed, Sellers shall indemnify and hold harmless the payor for any Tax Liability, including interest and penalties assessed against such payor by reason of the reduction or disallowance.

          SECTION 7.04.  Contests . (a) After the Closing, Purchaser shall
           ------------  --------
promptly notify Sellers in writing upon the commencement of any Tax audit or administrative or judicial proceeding that could affect Sellers, and shall also separately notify Sellers, in writing, of a proposed assessment or claim in an audit or administrative or judicial proceeding of Purchaser or of any of the Companies and the Subsidiaries which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article VII. If Purchaser fails to give Sellers prompt notice of an asserted Tax liability as required by this
Section 7.04, then (a) if Sellers is precluded by the failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, then Purchaser shall have sole responsibility for such Tax liability or (b) if Sellers is not precluded from contesting but such failure to give prompt notice results in detriment to Sellers, then any amount that Sellers is otherwise required to pay to Purchaser pursuant to Section 7.01 with respect to such liability shall be reduced by the amount of such detriment.

          (b) Sellers may elect to direct, through counsel of its own choosing and at its own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under this Article VII (any such audit, claim for refund or proceeding relating to an asserted tax liability are referred to herein collectively as a "Contest"). If Sellers elect to direct the
                                      -------
Contest of an asserted Tax liability, it shall within 30 calendar days of receipt of the notice of asserted tax liability notify Purchaser of its intent to do so, and Purchaser shall cooperate and shall cause each Subsidiary and any successor to a Subsidiary or its successor to cooperate, at Sellers' expense, in each phase of such Contest. Purchaser also may participate in any such audit or proceeding and, if Sellers do not assume the defense of any such audit or proceeding, Purchaser may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after giving five Business days' prior written notice to Sellers setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which Sellers would be liable are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which Purchaser would be liable, Purchaser shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues. If Sellers choose to direct the Contest, Purchaser shall promptly empower and shall cause the appropriate Subsidiary or its successor promptly to empower (by power of attorney and such other documentation as may be appropriate) such representatives of Sellers as they may designate to represent Purchaser or the Subsidiary or its successor in the Contest insofar as the Contest involves an asserted tax liability for which Sellers would be liable under this Article VII. If Sellers assume the defense of a Contest, Sellers shall not enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect Purchaser for any taxable year without the written consent of Purchaser, which consent shall not be unreasonably withheld.

          SECTION 7.05.  Time of Payment.  Payment by Sellers of any amounts due
          ------------   ---------------
under this Article VII shall be made (i) at least three Business Days before the due date of the applicable estimated or final Tax Return required to be filed by Purchaser on which is required to be reported income for a period ending after the Closing Date for which Sellers are responsible under Sections 7.01(a) and 7.01(b) and with respect to which Tax must be paid, and (ii) within five Business Days following an agreement between Sellers and Purchaser that an indemnity amount is payable or a "determination" as defined in Section 1313(a) of the Code. If liability under this Article VII is in respect of costs or expenses other than Taxes, payment by Sellers of any amounts due under this
Article VII shall be made within five Business Days after the date when Sellers have been notified by Purchaser that Sellers have a liability for a determinable amount under this Article VII and is provided with calculations or other materials supporting such liability.

          SECTION 7.06.  Cooperation and Exchange of Information.  Upon the
          -------------  ---------------------------------------
terms set forth in Section 5.02 of this Agreement, Sellers and Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any of the Companies or the Subsidiaries or any part of the Business from Purchaser. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. Each of Sellers and Purchaser shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Companies and the Subsidiaries for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) six years following the due date (without extension) for such Tax Returns. Any information obtained under this Section 7.6 shall be kept confidential except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

          SECTION 7.07.  Conveyance Taxes.  Sellers and Purchaser shall each pay
          -------------  ----------------
50% of any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. Each party hereto shall execute and deliver all instruments and certificates necessary to enable the other party or parties to comply with the foregoing.

          SECTION 7.08.  Section 338(h)(10) Election . (a) At the option of
          -------------  ---------------------------
Purchaser, Sellers and Purchaser, jointly, will make elections under Section 338(h)(10) of the Internal Revenue Code, including the making of such other elections described in Section 338 and the Treasury Regulations thereunder (the "Election") with respect to Purchaser's purchase of the stock of LRP and/or the
 --------
stock of SBI (including any Election with respect to any of the Subsidiaries). Sellers and Purchaser, jointly, will make any equivalent election as may be necessary for state income Tax purposes, and for purposes of this Agreement, the term "Election" will be deemed to include any such state income Tax elections. No later than thirty (30) days prior to the last date on which the Election must be filed, Purchaser will deliver to Sellers all forms and other schedules and documents required by Section 338 and the Treasury Regulations thereunder necessary to file the Election, with reasonable instructions to Sellers with respect to the signing and filing of the Election, and Sellers will comply with such reasonable instructions in signing and filing the Election.

          (b) The Election will be filed based upon a deemed sales price allocation (the "Allocation") mutually agreed upon, in writing, by Purchaser and
                 ----------
Sellers.

          (c) If, pursuant to this Section 7.08, Purchaser chooses to make the Election, the Purchase Price will be increased by an amount equal to Sellers' excess Tax cost (including, without limitation, federal, state and local Taxes of Sellers and their Affiliates (including the Companies and any Subsidiary) whether filed on a consolidated, combined, unitary or stand - alone basis) as determined below (and grossed up to take into account any additional Tax as a result of this Purchase Price adjustment) incurred as a result of making the Election ("Sellers' Excess Tax Cost"). Sellers' Excess Tax Cost for purposes of
           ------------------------
this Agreement will be determined by Sellers or Sellers' independent accountants as the difference between (i) the amount of federal, state and local Tax Liabilities of Seller and its Affiliates (including the Companies and the Subsidiaries) for the year with respect to which the Election is made, and (ii) the amount of federal, state and local Tax Liabilities of Seller and its Affiliates (including the Companies and the Subsidiaries) for the year with respect to which the Election is made but without the effect of the Election. For purposes of this calculation, Sellers' Excess Tax Cost shall include any benefit derived from any Tax attribute of Sellers and their Affiliates that would not have been utilized absent the Election

          (d) Purchaser will pay the Purchase Price adjustment to Sellers, in cash, no later than thirty (30) days after the date on which the Election is filed. In the event that the result of a Tax audit or the actual filing of a Tax Return affects the amount of the Tax Liabilities calculated in Section 7.08(c), one party shall pay promptly the other party, as appropriate, such difference, including any interest, penalties, additions to tax and additional amounts imposed by the Tax authority, arising as the result of such Tax audit. Sellers' Excess Tax Cost will be grossed up at Sellers' effective Tax rate, which will be determined based on Sellers' federal, state and local Tax Returns for the year with respect to which the Election is made with the effect of the Election. The amount of the gross up will be certified by Sellers' independent accountants and will be considered part of the Purchase Price adjustment payable pursuant to this Section 7.08.

          SECTION 7.09.  Miscellaneous.  (a)  Sellers and Purchaser agree to
          -------------  -------------
treat all payments made by either of them to or for the benefit of the other (including any payments to the Companies or any Subsidiary) under this Article VII, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof.

          (b) All amounts payable under any tax sharing agreement or arrangement between Sellers and the Companies or any Subsidiary for any taxable period ending on or prior to the Closing Date shall be calculated on a basis consistent with that used to date and shall be considered as an intercompany account owing to or from an Affiliate as of the Closing Date for purposes of
Section 5.01(c). Any tax sharing agreement or arrangement between Sellers and/or its Affiliates, on the one hand, and the Companies or any Subsidiary, on the other hand, shall be terminated immediately prior to the Closing and shall have no further effect for any taxable year or period (whether past, present or future) and no additional payments shall be made thereunder in respect of a redetermination of tax liabilities or otherwise.

          (c) Notwithstanding any provision in this Agreement to the contrary, the obligations of Sellers to indemnify and hold harmless Purchaser, the Companies and the Subsidiaries pursuant to this Article VII, and the representations and warranties contained in Section 3.18, shall terminate at the close of business on the 60th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

          (d) For purposes of this Article VII, "Purchaser" and "Sellers", respectively, shall include each member of the affiliated group of corporations of which it is or becomes a member (other than the Companies and the Subsidiaries, except to the extent expressly referenced).

                                 ARTICLE VIII

                             CONDITIONS TO CLOSING

          SECTION 8.01.  Conditions to Obligations of All Parties.  The
          -------------   ------------------------
obligations of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a)     HSR Act.  Any waiting period (and any extension thereof)
                    -------
under the HSR Act applicable to the purchase of the Shares contemplated hereby shall have expired or shall have been terminated;

            (b)     No Order.  No Governmental Authority shall have enacted,
                    --------
issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions;

            (c)     Governmental Consents and Approvals.  Purchaser and Sellers
                    -----------------------------------
shall have received, each in form and substance satisfactory to Sellers and Purchaser in their reasonable discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials identified on
Section 3.06 of the Company Disclosure Schedule and Section 4.03 of Purchaser Disclosure Schedule;

            (d)     Third Party Consents.  Sellers and Purchaser shall have
                    --------------------
received all consents of third parties listed on Exhibit 8.01(d); and

            (e)     No Proceeding or Litigation.  No Action shall have been
                    ---------------------------
commenced or threatened by or before any Governmental Authority against either Sellers or Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which is reasonably likely to render it impossible or unlawful to consummate such transactions.

            SECTION 8.02.  Conditions to Obligations of Sellers. The obligations
                           ------------------------------------
of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

            (a)     Representations and Warranties; Covenants.  (i) The
                    -----------------------------------------
representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the date hereof and as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, except as would not have a Purchaser Material Adverse Effect,
(ii) the covenants and agreements contained in this Agreement to be complied with by Purchaser on or before the Closing shall have been complied with in all material respects and (iii) Sellers shall have received a certificate of Purchaser to such effect signed by a duly authorized officer thereof;

            (b)     Resolutions.  Sellers shall have received a true and
                    -----------
complete copy, certified by the Secretary or an Assistant Secretary of Purchaser (or equivalent officer), of the resolutions, if any, duly and validly adopted by the Board of Directors of Purchaser evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

            (c)     Incumbency Certificate.  Sellers shall have received a
                    ----------------------
certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Purchaser certifying the names and signatures of the officers of Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder;

            (d)     Transition Services Agreement.  Purchaser shall have
                    -----------------------------
delivered to Sellers an executed counterpart of the Transition Services
Agreement;

            (e)     Registration Rights Agreement.  Sellers and Purchaser shall
                    -----------------------------
have entered into a Registration Rights Agreement substantially in the form attached hereto as Exhibit 8.02(e); and

            (f)     Legal Opinion.  Sellers shall have received from O'Melveny &
                    -------------
Myers LLP a legal opinion, addressed to Sellers and dated the Closing Date, substantially in the form of Exhibit 8.02(f).

            SECTION 8.03.  Conditions to Obligations of Purchaser . The
            ------------   --------------------------------------
obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

            (a)     Representations and Warranties; Covenants.  (i) The
                    -----------------------------------------
representations and warranties of Sellers contained in this Agreement shall be true and correct as of the date hereof and as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, except as would not have a Material Adverse Effect, (ii) the covenants and agreements contained in this Agreement to be complied with by either Seller on or before the Closing shall have been complied with in all material respects and (iii) Purchaser shall have received a certificate of each Seller to such effect signed by a duly authorized officer thereof;

            (b)     Resolutions.  Purchaser shall have received a true and
                    -----------
complete copy, certified by the Secretary or an Assistant Secretary (or equivalent officer) of each Seller, of the resolutions duly and validly adopted by the Boards of Directors of each Seller evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

            (c)     Incumbency Certificate.  Purchaser shall have received a
                    ----------------------
certificate of the Secretary or an Assistant Secretary (or equivalent officer) of each Seller certifying the names and signatures of the officers of each Seller authorized to sign this Agreement and the other documents to be delivered hereunder;

            (d)     Resignations of Directors.  The members of the Board of
                    -------------------------
Directors of each Company and Subsidiary shall have resigned;

            (e)     Transition Services Agreement.  Sellers shall have delivered
                    -----------------------------
to Purchaser an executed counterpart of the Transition Services Agreement;

            (f)     FIRPTA.  Sellers shall have provided Purchaser with a
                    ------
certificate pursuant to Treasury Regulations Sections 1.1445-2(b) that the Sellers are not foreign persons under the provisions of the Internal Revenue Code; and

            (g)     Legal Opinion.  Purchaser shall have received from Shearman
                    -------------
& Sterling a legal opinion, addressed to Purchaser and dated the Closing Date, substantially in the form of Exhibit 8.03(g).

            (h)     Title Insurance.  The Purchaser shall have received an ALTA
                    ---------------
extended owner's coverage title insurance policy (the "Title Policy") issued by
                                                       ------------
First American Title Insurance Company, or another reputable nationally recognized title insurance company selected by the Purchaser, insuring LRP's fee title in the Real Property in such amount as shall be reasonably requested by Purchaser, but not in excess of $53,000,000, subject only to such exceptions as are reasonably acceptable to Purchaser and containing such endorsements as are reasonably requested by Purchaser. With respect to the expense of the Title Policy, Sellers shall be obligated to pay the lower of (i) $40,000 or (ii) the entire expense of the Title Policy, and Purchaser, as applicable, shall be obligated to pay any expense in excess of $40,000.

            (i)     Estoppel Certificates.  The Sellers shall have delivered to
                    ---------------------
the Purchaser landlord notification, consent and estoppel certificates in the form of Exhibit 8.03(i) for the leases listed in Section 3.13(b) of the Disclosure Schedule.

                                  ARTICLE IX

                                INDEMNIFICATION

            SECTION 9.01.  Survival.  Subject to the limitations and other
            -------------  --------
provisions of this Agreement, the representations, warranties, covenants and agreements of the parties contained herein shall survive the Closing and shall remain in full force and effect, until 24 months following the Closing Date; provided, however, (w) that the covenants and agreements set forth in Sections
--------  -------
2.04, 5.02, 5.03, 5.05, 5.06, 5.08, 5.09, 5.10, 5.11, 5.13 and 5.15 and in
Article VI, Article XI and this Article IX shall remain in full force and effect for the applicable periods specified in the respective Sections or Articles or, if no such period is specified, indefinitely; (x) that the representations and warranties set forth in Section 3.18 (relating to Taxes) and the agreements in
Article VII shall remain in full force and effect as provided in Section 7.09(b); (y) the representations and warranties set forth in Section 3.12 (relating to environmental matters) shall survive for a period of ten (10) years; and (z) the representations and warranties set forth in the first sentence of Section 3.03(b) shall survive indefinitely.

            SECTION 9.02.  Indemnification by Purchaser. (a) Purchaser agrees,
            -------------  ----------------------------
subject to the other terms and conditions of this Agreement, to indemnify Sellers and their Affiliates and the officers, directors, employees and agents of each of the foregoing (all such Persons being included within the definition of "Sellers" only for purposes of this Section 9.02) against and hold them harmless from all Losses arising out of (i) the breach of any representation, warranty, covenant or agreement of Purchaser herein (other than Article VI and Article VII and Section 4.11), it being understood that the sole remedy for any such breach thereof shall be pursuant to

Article VI or Article VII respectively, as applicable) and (ii) the conduct of the business of each Company and Subsidiary by Purchaser following the Closing. Anything in Section 9.01 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against Purchaser for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by Purchaser describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

          (b) Payments by Purchaser pursuant to Section 9.02(a) shall be limited to the amount of any liability or damage that remains after deducting therefrom any Tax benefit to Sellers and any insurance proceeds and any indemnity, contribution or other similar payment recoverable by Sellers from any third party with respect thereto. A Tax benefit will be considered to be recognized by Sellers for purposes of this Section 9.02 in the tax period in which the indemnity payment occurs, and the amount of the Tax benefit shall be determined by assuming that Sellers are in the maximum applicable statutory tax bracket after any deductions or other allowances reportable with respect to a payment hereunder.

          (c) Except as set forth in this Agreement, Purchaser is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation. warranty, covenant or agreement contained herein shall give rise to any right on the part of Sellers, after the consummation of the purchase and sale of the Shares contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

          SECTION 9.03.  Indemnification by Sellers.  (a)  Sellers agree,
          -------------  --------------------------
subject to the other terms and conditions of this Agreement, to indemnify Purchaser and its Affiliates and the officers, directors, employees and agents of each of the foregoing (all such Persons being included in the definition of "Purchaser" for purposes of this Section 9.03) against and hold it harmless from all Losses arising (i) out of (A) the breach of any representation, warranty, covenant or agreement of Sellers herein (other than Article VI and Article VII and Section 3.18, it being understood that the sole remedy for any such breach thereof shall be pursuant to Article VI or Article VII respectively, as applicable) or (B) any failure by the Sellers or the Companies to make all filings required by ERISA and the Code as to each Company Benefit Plan on a timely basis and to provide all notices and disclosures to participants in such Company Benefit Plans required by ERISA or the Code on a timely basis or (ii) arising out of the matter described in subsection 3 of Section 3.10 of the Company Disclosure Schedule. Anything in Section 9.01 to the contrary notwithstanding, no claim may be asserted nor any action commenced against Sellers for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by Sellers describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date. To the extent that Sellers' undertakings set forth in this Section
9.03 may be unenforceable, Sellers shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by Purchaser, the Companies and the Subsidiaries.

          (b) No claim may be made against Sellers for indemnification pursuant to Section 9.03(a)(i) with respect to any individual item of liability or damage arising out of a breach of a representation or warranty of Sellers or of a covenant or agreement to be performed by Sellers prior to the Closing Date, unless (i) the Losses of Purchaser with respect to Section 9.03(a)(i) shall exceed $20,000 individually, and (ii) the aggregate of all such Losses of Purchaser with respect to Section 9.03(a)(i) shall exceed $1,000,000, and Sellers shall be required to pay or be liable only for amounts in excess of such aggregate amount. Purchaser shall not be indemnified pursuant to Section 9.03(a)(i) with respect to any individual item of liability or damage if the aggregate of all liabilities and damages of Purchaser for which Purchaser has received indemnification pursuant to Section 9.03(a)(i) shall have exceeded $26,500,000.

          (c) Payments by Sellers pursuant to this Section 9.03 shall be limited to the amount of any liability or damage that remains after deducting therefrom (i) any Tax benefit to Purchaser, (ii) any insurance proceeds and any indemnity, contribution or other similar payment recoverable by Purchaser from any third party with respect thereto, (iii) any reserves provided for the item in question in the Financial Statements delivered to Purchaser and (iv) any adjustments to the Purchase Price paid pursuant to Section 2.04 with respect to the subject matter in dispute. A Tax benefit will be considered to be recognized by Purchaser for purposes of this Section 9.03 in the Tax period in which the indemnity payment occurs, and the amount of the Tax benefit shall be determined by assuming that Purchaser is in the maximum applicable statutory tax bracket after any deductions or other allowances reportable with respect to a payment hereunder.

          (d) Except as set forth in this Agreement (including the Exhibits and the Company Disclosure Schedule), Sellers are not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Purchaser, after the consummation of the purchase and sale of the Shares contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

          (e) Sellers shall have no liability under any provision of this Agreement for any liabilities and damages to the extent that such liabilities and damages relate to actions taken by Purchaser or its Affiliates, including, without limitation, each Company and Subsidiary, after the Closing Date.

          SECTION 9.04. Indemnification Procedures, Etc. (a) Each of Purchaser
          ------------   -------------------------------
and Sellers (for purposes of this Section 9.04(a), an "Indemnified Party")
                                                       -----------------
agrees to give the indemnifying party under Section 9.02 or 9.03, as applicable (for purposes of this Section 9.04(a), an "Indemnifying Party") prompt written
                                           ------------ -----
notice (a "Claim Notice") of any claim, assertion, event or proceeding by or in
           ----- ------
respect of a third party of which it has knowledge concerning any liability or damage as to which it may request indemnification under Section 9.02 or 9.03, as applicable, or any liability or damage as to which the $26,500,000 amount referred to in Section 9.03(b) may be applied. The Indemnifying Party shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If the Indemnifying Party elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by it; provided, however, that
                                                       --------  -------
if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. The Indemnified Party shall provide the Indemnifying Party with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Indemnifying Party in the defense or settlement thereof, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If the Indemnifying Party elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Party consents in writing to such payment or unless the Indemnifying Party, subject to the penultimate sentence of this Section 9.04(a), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnifying Party is entered against the Indemnified Party for such liability. If the Indemnifying Party shall fail to defend, or if after commencing or undertaking any such defense, fails to prosecute or withdraws from such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the expense of the Indemnifying Party. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.04(a) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding. Neither the Indemnified Party nor the Indemnifying Party shall settle any claim or proceeding without the written approval of the Indemnifying Party (in the case of a settlement by the Indemnified Party) or of the Indemnified Party (in the case of a settlement by the Indemnifying Party), which approval shall not be unreasonably withheld, if the terms of such settlement could reasonably be expected to have a material adverse effect on the Indemnifying Party or the Indemnified Party, as the case may be.

          (b) Neither Sellers nor Purchaser shall have any liability to the other under this Article IX for consequential or punitive damages, except that this Section 9.04(b) shall not limit an Indemnified Party's right to recover fees or expenses of counsel or reimbursement or indemnity for claims by third parties to the extent otherwise provided for in this Article IX and paid or payable by an Indemnified Party.

          (c) Each of Sellers and Purchaser hereby acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy against the other with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this
Article IX and in Article VI and Article VII, except for any claims arising out of fraud and where a party is entitled to seek injunctive relief because there is no adequate remedy at law. In furtherance of the foregoing, each of Purchaser and Sellers hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it (or, after the Closing, any Company or Subsidiary) may have against the other (other than pursuant to this Article IX,
Article VI, or Article VII, as applicable) relating to the subject matter of this Agreement arising under or based upon any law, rule, regulation, order, judgment or decree applicable to it or by which any of the properties of it or any of its subsidiaries is bound or affected, subject to the exception set forth in the immediately preceding sentence.

          (d) Each of Purchaser and Sellers agrees that, in the event an Indemnifying Party elects to direct the defense of any claim or proceeding, it will refrain from (i) making any public announcements in respect of such claim or otherwise communicating with the news media or (ii) communicating with respect to any such claim or proceeding with any third party claimant, without the prior consent of the other party, except to the extent required by applicable law.

          (e) (i) Each of Purchaser, Sellers and Guarantor hereby consent to the non-exclusive jurisdiction of any court in which an Action is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Action or the matters alleged therein and agree that process may be served on Purchaser, Sellers and Guarantor with respect to such a claim at the address specified in this Agreement.

          (ii) Guarantor hereby guarantees to Purchaser the prompt payment in full of all amounts from time to time owing by Sellers to Purchaser hereunder, in each case strictly in accordance with the terms hereof (such obligations being herein collectively called the "Guaranteed Obligations"). Guarantor
                                      ----------------------
hereby further agrees that if Sellers shall fail to pay in full when due any of the Guaranteed Obligations, Guarantor will promptly pay the same. Guarantor hereby expressly waives diligence, presentment, demand, protest, and all notices whatsoever with regard to any of the Guaranteed Obligations and any requirement that Purchaser exhaust any right, power or remedy or proceed against Sellers hereunder.

          (iii) The obligations of Guarantor hereunder are unconditional regardless of (A) the value, genuineness or regularity of any of the Guaranteed Obligations, (B) any lack of validity or enforceability of any Guaranteed Obligations arising from the failure of Sellers to properly authorize, execute and deliver this Agreement or any other agreement executed in connection herewith, (C) whether or not any Guaranteed Obligation is unenforceable or not allowable, in either case due to the existence of a bankruptcy, reorganization or similar proceeding involving Sellers, and (D) any other circumstance with regard to any of the Guaranteed Obligations which may or might in any manner constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent hereof that the obligations of Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

          (f) Purchaser hereby gives Sellers a Claim Notice in respect of the Action set forth in clause 9.03(a)(ii) above, and Sellers hereby acknowledge their obligation to indemnify the Indemnified Parties against any Losses that may result from such Action and gives notice of its intention to assume and control defense of such Action.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 10.01. Termination.  This Agreement may be terminated at any
          -------------- -----------
time prior to the Closing:

          (a)   by the mutual written consent of Sellers and Purchaser;

          (b) by either Sellers or Purchaser, if the Closing shall not have occurred prior to June 30, 2001; provided, however, that the right to terminate this Agreement under this Section 10.01(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

          (c) by Purchaser, upon a material breach of any representation, warranty, covenant or agreement of Sellers set forth in this Agreement, or if any representation or warranty of Sellers shall have become untrue, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "Terminating Sellers' Breach"); provided, however, that if
                   ---------------------------    --------  -------
     such Terminating Sellers' Breach is curable by Sellers through the exercise of its reasonable efforts within 30 days from the date Sellers became obligated under Section 5.11 to notify Purchaser thereof and is cured, Purchaser may not terminate this Agreement pursuant to this Section 10.01(c) solely by reason of such Terminating Sellers' Breach;

          (d) by Sellers, upon a material breach of any representation, warranty, covenant or agreement of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "Terminating Purchaser Breach"); provided, however, that if
                   ----------------------------
     such Terminating Purchaser Breach is curable by Purchaser through the exercise of its reasonable efforts within 30 days from the date Purchaser became obligated under Section 5.11 to notify Sellers thereof and is cured, Sellers may not terminate this Agreement pursuant to this Section 10.01(d) solely by reason of such Terminating Purchaser's Breach;

          (e) by either Purchaser or Sellers in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining or enjoining the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; o r

          (f) by Sellers, upon a breach of the representation and warranty contained in Section 4.12.

          Time shall be of the essence in this Agreement.

          SECTION 10.02. Effect of Termination.  In the event of termination of
          -------------- ---------------------
this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (a) except as set forth in Section 5.05 and

Article XI hereof and (b) nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof (including, without limitation, Section 5.12).

          SECTION 10.03. Waiver.  At any time prior to the Closing, each of the
          -------------- ------
parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                  ARTICLE XI

                              GENERAL PROVISIONS

          SECTION 11.01. Expenses.  Except as otherwise expressly provided
          -------------- --------
herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Purchaser will pay the HSR filing fee, and with respect to the Title Policy, Sellers will pay the lower of (i) $40,000 or (ii) the entire expense of the Title Policy, and Purchaser, as applicable, will pay any expense in excess of $40,000.

          SECTION 11.02.  Notices.  All notices, requests, claims, demands and
          -------------- ---------
other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt but in no event less than three days after delivery in accordance herewith) by delivery in Person, by courier service, by cable, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

          (a)  if to Sellers:

               Ladbroke Racing Wyoming, Inc. and
               Ladbroke Racing Corporation
               c/o Ladbrokes International Betting
                    and Gaming
               Ladbrokes Limited
               Imperial House
               Imperial Drive
               Rayners Lane, Harrow
               Middlesex HA2 7JW
               Facsimile:  011-44-1442-878969
               Attention:  Mr. Alan Ross

               with a copy to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, New York 10022
               Facsimile: (212) 848-7179
               Attention: John A. Marzulli, Jr., Esq.



          (b)  if to Guarantor:

               Ladbrokes Hotels U.S.A. Corporation
               c/o Ladbrokes International Betting
                    and Gaming
               Ladbrokes Limited
               Imperial House
               Imperial Drive
               Rayners Lane, Harrow
               Middlesex HA2 7JW
               Facsimile: 011-44-1442-878969
               Attention: Mr. Alan Ross

          (c)  if to Purchaser:

               Magna Entertainment Corp.
               c/o Magna International Inc.
               337 Magna Drive
               Aurora, Ontario
               L4G 7K1, Canada
               Facsimile:  905-726-7177
               Attn: Jim Nicol
               with a copy to:

               O'Melveny & Myers LLP
               400 South Hope Street
               15/th/ Floor
               Los Angeles, CA  90071
               Facsimile:  213-430-6407
               Attn:  Frederick B. McLane, Esq.

          SECTION 11.03. Public Announcements.  Unless otherwise required by
          -------------  --------------------
applicable law or stock exchange requirements, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other party, and the parties will cooperate as to the timing and contents of any such announcement.

          SECTION 11.04. Headings.  The headings contained in this Agreement are
          -------------- ---------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 11.05. Severability.  If any term or other provision of this
          -------------- ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

          SECTION 11.06. Entire Agreement.  This Agreement constitutes the
          -------------- ----------------
entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement, between Hilton Group plc and Purchaser with respect to the subject matter hereof and except as otherwise expressly provided herein.

          SECTION 11.07. Assignment.  This Agreement shall not be assigned by
          -------------- ----------
operation of law or otherwise.

          SECTION 11.08. No Third-Party Beneficiaries.  Except as provided in
          -------------- ----------------------------
Article IX, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 11.09. Amendment.  This Agreement may not be amended or
          -------------  ---------
modified except by an instrument in writing signed by Sellers and Purchaser.

          SECTION 11.10. Governing Law; Jurisdiction; Service of Process.  (a)
          -------------- -----------------------------------------------
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) Sellers and Guarantor hereby agree and consent to the exclusive jurisdiction of, and service of process and venue in, the United States District Court for the Southern District of New York and the courts of the State of New York located in the County of New York, State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement.

          (c) Purchaser hereby agrees and consents to the exclusive jurisdiction of, and service of process and venue in, the United States District Court for the Central District of California and the courts of the State of California located in the County of Los Angles, State of California and waives any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement.

          SECTION 11.11. WAIVER OF JURY TRIAL.  EACH OF PURCHASER AND SELLERS
          -------------- --------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PURCHASER OR SELLERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

          SECTION 11.12. Counterparts.  This Agreement may be executed in one or
          -------------- -------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 11.13. Specific Performance.  The parties hereto agree that
          -------------- --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

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

     IN WITNESS WHEREOF, Sellers and Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        LADBROKE RACING WYOMING, INC.

                                        By  /s/ Phil Turner
                                             Name: Phil Turner
                                             Title: President


                                        LADBROKE RACING CORPORATION

                                        By  /s/ Phil Turner
                                             Name: Phil Turner
                                             Title: President


                                        MAGNA ENTERTAINMENT CORP.

                                        By  /s/ James Nicol
                                             Name: James Nicol
                                             Title: Vice-Chairman

                                        MAGNA ENTERTAINMENT CORP.

                                        By  /s/ Graham J. Orr
                                             Name: Graham J. Orr
                                             Title: Executive Vice-President and
                                                       Chief Financial Officer

Guarantor hereby unconditionally
guarantees the payment obligations of
Sellers pursuant to this Agreement,
including Sellers' indemnification
obligations, and acknowledges and agrees to the provisions of Sections 9.04(e) and 11.10 hereof.


LADBROKE HOTELS U.S.A. CORPORATION

By _____________________________
   Name:
   Title:

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